                                                                   Exhibit 10.1





                              RAILWORKS CORPORATION

                               UNIFORM PROVISIONS
                                     FOR THE
                                   ACQUISITION
                                       OF
                               FOUNDING COMPANIES

WORDS AND TERMS USED IN THESE UNIFORM PROVISIONS WHICH ARE DEFINED IN THE AGREEMENT AND PLAN OF REORGANIZATION AMONG RAILWORKS CORPORATION, [RAILWORKS SUB], THE COMPANY NAMED HEREIN AND THE STOCKHOLDERS NAMED THEREIN (CALLED THEREIN AND HEREIN "THIS AGREEMENT") TO WHICH THESE UNIFORM PROVISIONS ARE ATTACHED AS ANNEX 1 ARE USED HEREIN AS DEFINED THEREIN.

                                TABLE OF CONTENTS

                                                                                                                Page
                                                                                                                ----
ARTICLE I             ADDITIONAL DEFINITIONS......................................................................1
         Section 1.02.  Additional Defined Terms..................................................................1
         Section 1.03.  Other Definitional Provisions............................................................13
         Section 1.04.  Captions.................................................................................14


ARTICLE II            [Intentionally Omitted]....................................................................14


ARTICLE III           REPRESENTATIONS AND WARRANTIES OF EACH
                      STOCKHOLDER................................................................................14
         Section 3.02.  Ownership and Status of Company Capital Stock............................................14
         Section 3.03.  Power of the Stockholder; Approval of the Merger.........................................14
         Section 3.04.  No Conflicts or Litigation...............................................................15
         Section 3.05.  [Intentionally omitted]..................................................................15
         Section 3.06.  Preemptive and Other Rights; Waiver......................................................15
         Section 3.07.  Control of Related Businesses............................................................15
         Section 3.08.  Representation by Counsel................................................................16


ARTICLE IV            REPRESENTATIONS AND WARRANTIES OF
                      THE COMPANY AND THE PRIMARY STOCKHOLDERS...................................................16
         Section 4.02.  Qualification............................................................................16
         Section 4.03.  Authorization; Enforceability; Absence of Conflicts;
                        Required Consents........................................................................16
         Section 4.04.  Charter Documents and Records; No Violation..............................................17
         Section 4.05.  No Defaults..............................................................................17
         Section 4.06.  Company Subsidiaries.....................................................................18
         Section 4.07.  Capital Stock of the Company and the Company Subsidiaries................................18
         Section 4.08.  Transactions in Capital Stock............................................................18
         Section 4.09.  [Intentionally omitted.].................................................................19
         Section 4.10.  Predecessor Status; Etc..................................................................19
         Section 4.11.  Related Party Agreements.................................................................19
         Section 4.12.  Litigation...............................................................................19
         Section 4.13.  Financial Statements; Disclosure.........................................................19
         Section 4.14.  Compliance with Laws.....................................................................20
         Section 4.15.  Certain Environmental Matters............................................................21

         Section 4.16.  Liabilities and Obligations..............................................................22
         Section 4.17.  Receivables..............................................................................22
         Section 4.18.  Owned and Leased Real Properties.........................................................23
         Section 4.19.  Owned and Leased Property, Plant and Equipment...........................................24
         Section 4.20.  Proprietary Rights.......................................................................24
         Section 4.21.  Title to Other Properties................................................................24
         Section 4.22.  Commitments..............................................................................25
         Section 4.23.  Capital Expenditures.....................................................................26
         Section 4.24.  Inventories..............................................................................26
         Section 4.25.  Insurance................................................................................27
         Section 4.26.  Employee Matters.........................................................................27
         Section 4.27.  Compliance with ERISA, Etc...............................................................30
         Section 4.28.  Taxes....................................................................................33
         Section 4.29.  Government Contracts.....................................................................34
         Section 4.30.  Absence of Changes.......................................................................34
         Section 4.31.  Bank Relations; Powers of Attorney.......................................................35
         Section 4.32.  Relations with Governments, Etc..........................................................36
         Section 4.33.  Product Quality, Warranty Claims, Product Liability......................................36
         Section 4.34.  Electrical Trade Unions..................................................................36
         Section 4.35.  RW Corporate Expenses....................................................................36


ARTICLE V             REPRESENTATIONS AND WARRANTIES OF RW AND NEWCO ............................................36
         Section 5.02.  Organization; Power......................................................................36
         Section 5.03.  Authorization; Enforceability; Absence of Conflicts;
                           Required Consents.....................................................................37
         Section 5.04.  Charter Documents and Records; No Violation..............................................38
         Section 5.05.  No Defaults..............................................................................38
         Section 5.06.  Subsidiaries.............................................................................38
         Section 5.07.  Capital Stock of RW and Newco............................................................38
         Section 5.08.  Liabilities..............................................................................39
         Section 5.09.  Compliance with Laws; No Litigation......................................................39
         Section 5.10.  Private Placement Memorandum.............................................................39
         Section 5.11.  Disclosure...............................................................................40
         Section 5.12.  Commitments..............................................................................40
         Section 5.13.  Proprietary Rights.......................................................................41
         Section 5.14.  Insurance................................................................................41
         Section 5.15.  Due Diligence............................................................................41
         Section 5.16.  Registration Statement...................................................................41
         Section 5.17.  Registration Rights Agreements...........................................................42

ARTICLE VI            COVENANTS EXTENDING TO THE EFFECTIVE TIME .................................................42
         Section 6.02.  Access and Cooperation; Due Diligence....................................................42
         Section 6.03.  Conduct of Business Pending Closing......................................................43
         Section 6.04.  Prohibited Activities....................................................................43
         Section 6.05.  No Shop; Release of Directors............................................................45
         Section 6.06.  Notice to Bargaining Agents..............................................................45
         Section 6.07.  Notification of Certain Matters..........................................................46
         Section 6.08.  Supplemental Information.................................................................46
         Section 6.09.  Cooperation in Connection with the IPO...................................................47
         Section 6.10.  Additional Financial Statements..........................................................47
         Section 6.11.  Termination of Plans.....................................................................47
         Section 6.12.  Disposition of Unwanted Assets...........................................................48
         Section 6.13.  HSR Act Matters..........................................................................48
         Section 6.14.  Conduct of Business by RW Pending Closing................................................48
         Section 6.15.  RW Corporate Expenses....................................................................48


ARTICLE VII           THE CLOSING AND CONDITIONS TO DELIVERY AND
                      CONSUMMATION...............................................................................49
         Section 7.01.  Conditions to the Obligations of Each Party..............................................50
         Section 7.02.  Conditions to the Obligations of the Company and the Stockholders........................51
         Section 7.03.  Conditions to the Obligations of RW and Newco............................................51


ARTICLE VIII          COVENANTS FOLLOWING THE EFFECTIVE TIME.....................................................53
         Section 8.02.  Disclosure...............................................................................53
         Section 8.03.  Preparation and Filing of Tax Returns....................................................53
         Section 8.04.  Directors................................................................................54
         Section 8.05.  Executive Council........................................................................54
         Section 8.06.  Removal of Guaranties....................................................................54
         Section 8.07.  Reports Under the Exchange Act...........................................................54
         Section 8.08.  Electrical Unions........................................................................54
         Section 8.09.  IPO Deliveries...........................................................................55
         Section 8.10.  Market Capitalization....................................................................55
         Section 8.11.  Accuracy of Registration Statement.......................................................55


ARTICLE IX            INDEMNIFICATION............................................................................55
         Section 9.02.  Survival of Representations and Warranties...............................................55
         Section 9.03.  Indemnification of RW Indemnified Parties................................................56
         Section 9.04.  Indemnification of Stockholder Indemnified Parties.......................................57
         Section 9.05.  Conditions of Indemnification............................................................57
         Section 9.06.  Remedies Not Exclusive...................................................................60
         Section 9.07.  Limitations on Indemnification...........................................................60

ARTICLE X             [Intentionally Omitted]....................................................................61


ARTICLE XI            GENERAL PROVISIONS.........................................................................61
         Section 11.01.  Treatment of Confidential Information...................................................61
         Section 11.02.  Exhibits and Schedules..................................................................62

EXHIBITS

Exhibit E   -    Form of Escrow Agreement
Exhibit F   -    Form of General Release
Exhibit G   -    Form of RW Officers' Certificate
Exhibit H   -    Form of RW Legal Opinion
Exhibit I   -    Form of Company Officers' Certificate
Exhibit J   -    Form of Company Legal Opinion
Exhibit K   -    Form of Withholding Certificate

                                    ARTICLE I

                             ADDITIONAL DEFINITIONS

         Section 1.02. Additional Defined Terms. As used in this Agreement, the following terms have the meanings assigned to them below:

         "Acquisition Proposal" has the meaning specified in Section 6.05.

         "Affiliate" means, as to any specified Person, any other Person that, directly or indirectly through one or more intermediaries or otherwise, controls, is controlled by or is under common control with the specified Person. As used in this definition, "control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person (whether through ownership of Capital Stock of that Person, by contract or otherwise).

         "Arthur Anderson" means Arthur Anderson LLP, certified public accountants.

         "Business Day" means a day in the city of New York, New York on which banks are open for business.

         "Capital Lease" means a lease of (or other agreement conveying the right to use) real or personal property that is required to be classified and accounted for as a capital lease under GAAP as in effect on the date of this Agreement.

         "Capital Stock" means, with respect to: (a) any corporation, any share, or any depositary receipt or other certificate representing any share, of an equity ownership interest in that corporation; and (b) any other Entity, any share, membership or other percentage interest, unit of participation or other equivalent (however designated) of an equity interest in that Entity.

         "Cash Compensation" means, as applied to any employee, nonemployee director or officer of, or any natural person who performs consulting or other independent contractor services for, the Company or any Company Subsidiary, the wages, salaries, bonuses (discretionary and formula), fees and other cash compensation paid or payable by the Company and each Company Subsidiary to that employee or other natural person.

         "CERCLA" means the Comprehensive Environmental Response, Conservation, and Liability Act of 1980, as amended, 42 USC ss.9601, et seq.

         "Certificate of Merger" means the articles or certificate of merger respecting the Merger which contains the information required by the laws of the Company's Organization State to effect the Merger.

         "Charter Documents" means, with respect to any Entity at any time, in each case as amended, modified and supplemented at that time, the articles or certificate of formation, incorporation or organization (or the equivalent organizational documents) of that Entity, (b) the bylaws or limited liability company agreement or regulations (or the equivalent governing documents) of that Entity and (c) each document setting forth the designation, amount and relative rights, limitations and preferences of any class or series of that Entity's Capital Stock or of any rights in respect of that Entity's Capital Stock.

         "Claim Notice" has the meaning specified in Section 9.05.

         "Closing" means the consummation of the transactions contemplated by this Agreement.

         "Code" means the Internal Revenue Code of 1986, as amended.

         "Company Commitment" has the meaning specified in Section 4.22.

         "Company Employment Agreement" means at any time any (a) agreement to which the Company or any Company Subsidiary is a party which then relates to the direct or indirect employment or engagement, or arises from the past employment or engagement, of any natural person by the Company or any Company Subsidiary, whether as an employee, a nonemployee officer or director, a consultant or other independent contractor, a sales representative or a distributor of any kind, including any employee leasing or service agreement and any noncompetition agreement, and (b) agreement between the Company or any Company Subsidiary and any Person which arises from the sale of a business by that Person to the Company or any Company Subsidiary and limits that Person's competition with the Company or any Company Subsidiary.

         "Company ERISA Benefit Plan" has the meaning specified in Section 4.26.

         "Company ERISA Pension Plan" has the meaning specified in Section 4.26.

         "Company Subsidiary" means at any time any Entity that is a Subsidiary of the Company at that time.

         "Comstock" means Comstock Holdings, Inc., a New York corporation and one of the Founding Companies.

         "Confidential Information" means, with respect to any Person, all trade secrets and other confidential, nonpublic and/or proprietary information of that Person, including information derived from reports, investigations, research, work in progress, codes, marketing and sales programs, capital expenditure projects, cost summaries, pricing formulae, contract analyses, financial information, projections, confidential filings with any Governmental Authority and all other confidential, nonpublic concepts, methods of doing business, ideas, materials or information prepared or performed for, by or on behalf of that Person.

         "Current Balance Sheet" has the meaning specified in Section 1.01.

         "Current Balance Sheet Date" has the meaning specified in Section 1.01.

         "Current Date" means any day during the 20-day period ending on the Delivery Date.

         "Damage" to any specified Person means any cost, damage (including any consequential, exemplary, punitive or treble damage) or expense (including reasonable fees and actual disbursements by attorneys, consultants, experts or other Representatives and Litigation costs) to, any fine of or penalty on or any liability (including loss of earnings or profits) of any other nature of that Person.

         "Damage Claim" means, as asserted (a) against any specified Person, any claim, demand or Litigation made or pending against that Person for Damages to any other Person, or (b) by the specified Person, any claim or demand of the specified Person against any other Person for Damages to the specified Person.

         "Delivery" has the meaning specified in Section 7.01.

         "Delivery Date" has the meaning specified in Section 7.01.

         "DGCL" means the General Corporation Law of the State of Delaware.

         "Derivative Securities" of a specified Entity means any Capital Stock or debt security or other Indebtedness of the specified Entity or any other Person which is convertible into or exchangeable for, or any option, warrant or other right to acquire, (a) any unissued Capital Stock of the specified Entity or (b) any Capital Stock of the specified Entity which has been issued and is being held by the Entity directly or indirectly as treasury Capital Stock.

         "Effective Time" has the meaning specified in Section 2.02.

         "Election Period" has the meaning specified in Section 9.05.

         "Employee Policies and Procedures" means at any time all employee manuals and all material policies, procedures and work-related rules that apply at that time to any employee, nonemployee director or officer of, or any other natural person performing consulting or other independent contractor services for, the Company or any Company Subsidiary.

         "Entity" means any sole proprietorship, corporation, partnership of any kind having a separate legal status, limited liability company, business trust, unincorporated organization or association, mutual company, joint stock company or joint venture.

         "Environmental Laws" means any and all Government Requirements related to the protection of human health and the environment, including, without limitation, Government Requirements, such as CERCLA and RCRA, which prohibit, restrict or create liability for releases or potential releases of Hazardous Materials or any other pollutants, contaminants, chemicals or industrial, toxic or other regulated substances or wastes, or petroleum or petroleum products. For the purpose of this definition, Government Requirements shall include all obligations of the Company to obtain and comply with permits for conduct of the business and shall include but not be limited to, the obligations of the Company with respect to manufacture, processing, distribution, use, treatment, storage, disposal, recycling, removal, transport or handling of Hazardous Materials. For the purpose of this definition, "release" shall mean any "spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, dumping or disposing into the environment (including the abandonment or discarding of barrels, containers, and other closed receptacles) of Hazardous Materials.

         "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

         "ERISA Affiliate" means, with respect to the Company or any Company Subsidiary at any time, any other Person, including an Affiliate of the Company or any Company Subsidiary, that is, or at any time within six years of that time was, a member of any ERISA Group of which the Company or any Company Subsidiary is or was a member at the same time.

         "ERISA Affiliate Pension Plan" has the meaning specified in
Section 4.26.

         "ERISA Employee Benefit Plan" means any "employee benefit plan" as defined in Section 3(3) of ERISA and includes any ERISA Pension Benefit Plan.

         "ERISA Group" means any "group of organizations" within the meaning of
Section 414(b), (c), (m) or (o) of the Code or any "controlled group" as defined in Section 4001(a)(14) of ERISA.

         "ERISA Pension Benefit Plan" means any "employee pension benefit plan," as defined in Section 3(2) of ERISA subject to either Title IV of ERISA or the minimum funding standards under Section 412 of the Code (excluding any Multiemployer Plan).

         "Escrow Agreement" means the escrow agreement to be executed and delivered at the Closing by RW, the Stockholders and the Escrow Agent in the form attached hereto as Exhibit E, with the blanks appropriately filled.

         "Escrow Agent" means First Union National Bank, or such other entity that is designated as such prior to the IPO Closing Date.

         "Exchange Act" means the Securities Exchange Act of 1934.

         "Final Prospectus" means the prospectus included in the Registration Statement at the time it becomes effective, except that if the prospectus first furnished to the Underwriter after the Registration Statement becomes effective for use in connection with the IPO differs from the prospectus included in the Registration Statement at the time it becomes effective (whether or not that prospectus so furnished is required to be filed with the SEC pursuant to Rule 424(b) promulgated under the Securities Act), the prospectus so furnished is the "Final Prospectus."

         "Financial Statements" means the Initial Financial Statements and the other financial statements of the Company and the Company Subsidiaries, if any, delivered to RW pursuant to Section 6.10 prior to the Effective Time.

         "GAAP" means generally accepted accounting principles and practices in the United States as in effect from time to time which have been or are applied on a basis consistent with the most recent audited Financial Statements delivered to RW prior to the Effective Time.

         "General Release" means the general release of the Company and the Company Subsidiaries to be executed at or before and delivered to RW and the Company at the Delivery Date, effective as of the Effective Time, by each Stockholder in the form of Exhibit F with the blanks appropriately filled.

         "Governmental Approval" means at any time any authorization, consent, approval, permit, franchise, certificate, license, implementing order or exemption of, or registration or filing with, any Governmental Authority, including any certification or licensing of a natural person to engage in a profession or trade or a specific regulated activity, at that time.

         "Governmental Authority" means (a) any national, state, county, municipal or other government, domestic or foreign, or any agency, board, bureau, commission, court, department or other instrumentality of any such government, or (b) any Person having the authority under any applicable Governmental Requirement to assess and collect Taxes for its own account.

         "Governmental Requirement" means at any time (a) any law, statute, code, ordinance, order, rule, regulation, judgment, decree, injunction, writ, edict, award, authorization or other requirement of any Governmental Authority in effect at that time or (b) any obligation included in any certificate, certification, franchise, permit or license issued by any Governmental Authority or resulting from binding arbitration, including any requirement under common law, at that time.

         "Guaranty" means, for any specified Person, without duplication, any liability, contingent or otherwise, of that Person guaranteeing or otherwise becoming liable for any obligation of any other Person (the "primary obligor") in any manner, whether directly or indirectly, and including any liability of the specified Person, direct or indirect, (a) to purchase or pay (or advance or supply funds for the purchase or payment of) that obligation or to purchase (or to advance or supply funds for the purchase of) any security for the payment of that obligation, (b) to purchase property, securities or services for the purpose of assuring the owner of that obligation of its payment or (c) to maintain working capital, equity capital or other financial statement condition or liquidity of the primary obligor so as to enable the primary obligor to pay that obligation; provided, that the term "Guaranty" does not include endorsements for collection or deposit in the ordinary course of the endorser's business.

         "Hazardous Materials" has the meaning specified in Section 4.15.

         "HSR Act" means the Hart-Scott-Rodino Antitrust Improvements Act of
1976.

         "Immediate Family Member" of a Stockholder means at any time: (a) if that Stockholder is a natural person, any child or grandchild (by blood or legal adoption) or spouse of that Stockholder at that time, or any child of that spouse; and (b) if that Stockholder is an Entity whose ultimate beneficial owner is a natural person, or a natural person and his spouse, any child or grandchild (by blood or legal adoption) or spouse at that time (if not then an ultimate beneficial owner of that Entity), or any child of that spouse, of the ultimate beneficial owner or owners.

         "Indebtedness" of any Person means, without duplication, (a) any liability of that Person (i) for borrowed money or arising out of any extension of credit to or for the account of that Person (including reimbursement or payment obligations with respect to surety bonds, letters of credit, banker's acceptances and similar instruments), for the deferred purchase price of property or services or arising under conditional sale or other title retention agreements, other than trade payables arising in the ordinary course of business, (ii) evidenced by notes, bonds, debentures or similar instruments,
(iii) in respect of Capital Leases or (iv) in respect of Interest Rate Protection Agreements, (b) any liability secured by any Lien upon any property or assets of that Person (or upon any revenues, income or profits of that Person therefrom), whether or not that Person has assumed that liability or otherwise become liable for the payment thereof or (c) any liability of others of the type described in the preceding clause (a) or (b) in respect of which that Person has incurred, assumed or acquired a liability by means of a Guaranty.

         "Indemnity Notice" has the meaning specified in Section 9.05.

         "Indemnified Party" has the meaning specified in Section 9.05.

         "Indemnifying Party" has the meaning specified in Section 9.05.

         "Information" means written information, including (a) data, certificates, reports and statements (excluding Financial Statements) and (b) summaries of unwritten agreements, arrangements, contracts, plans, policies, programs or practices or of unwritten amendments or modifications of, supplements to or waivers under any of the foregoing documents.

         "Interest Rate Protection Agreement" means, for any Person, an interest rate swap, cap or collar agreement or similar arrangement providing for the transfer or mitigation of interest rate risks of that Person either generally or under specific contingencies between that Person and any other Person.

         "IPO" means the first time after the date of this Agreement a registration statement filed under the Securities Act with respect to a primary offering by RW of shares of RW Common Stock (other than a registration statement with respect to shares being offered pursuant to a Company

ERISA Benefit Plan or any Other Compensation Plan) is declared effective under the Securities Act and the shares registered by that registration statement are issued and sold by RW (otherwise than pursuant to the exercise by the Underwriter of any over-allotment option).

         "IPO Closing Date" means the date on which RW first receives payment for the shares of RW Common Stock it sells to the Underwriter in the IPO.

         "IPO Price" means the price per share of RW Common Stock which is set forth as the "price to public" on the cover page of the Final Prospectus.

         "IPO Pricing Date" means the date, if any, on which RW and the Underwriter execute the Underwriting Agreement and agree to the price per share of RW Common Stock at which the Underwriter, subject to the terms and conditions of the Underwriting Agreement, will purchase newly issued shares of RW Common Stock from RW on the IPO Closing Date.

         "IRS" means the Internal Revenue Service.

         "Licenses" has the meaning specified in Section 4.14.

         "Lien" means, with respect to any property or asset of any Person (or any revenues, income or profits of that Person therefrom) (in each case whether the same is consensual or nonconsensual or arises by contract, operation of law, legal process or otherwise), (a) any mortgage, lien, security interest, pledge, attachment, levy or other charge or encumbrance of any kind thereupon or in respect thereof or (b) any other arrangement under which the same is transferred, sequestered or otherwise identified with the intention of subjecting the same to, or making the same available for, the payment or performance of any liability in priority to the payment of the ordinary, unsecured creditors of that Person, including any "adverse claim" (as defined in Section 8-302(b) of each applicable Uniform Commercial Code) in the case of any Capital Stock. For purposes of this Agreement, a Person shall be deemed to own subject to a Lien any asset that it has acquired or holds subject to the interest of a vendor or lessor under any conditional sale agreement, Capital Lease or other title retention agreement relating to that asset.

         "Litigation" means any action, case, proceeding, claim, grievance, suit or investigation or other proceeding conducted by or pending before any Governmental Authority or any arbitration proceeding.

         "Material" means, as applied to any Entity, material to the business, operations, property or assets, liabilities, financial condition or results of operations of that Entity and its Subsidiaries considered as a whole.

         "Material Adverse Effect" means, with respect to the consequences of any fact or circumstance (including the occurrence or non-occurrence of any event) to the Company and the Company Subsidiaries considered as a whole (or after the Effective Time the Surviving Corporation and the Company Subsidiaries considered as a whole), that such fact or circumstance has caused, is causing or will cause, directly, indirectly or consequentially, singly or in the aggregate with other facts and circumstances, any Damages in excess of the Threshold Amount.

         "Material Agreement" of an Entity means any contract or agreement (a) to which that Entity or any of its Subsidiaries is a party, or by which that Entity or any of its Subsidiaries is bound or to which any property or assets of that Entity or any of its Subsidiaries is subject and (b) which is Material to that Entity.

         "Minimum Cash Amount" has the meaning specified in Section 7.02.

         "Moody's" means Moody's Investors Service, Inc.

         "Multiemployer Plan" means a "multiemployer plan" as defined in Section 4001(a)(3) of ERISA, Section 414(f) of the Code or Section 3(37) of ERISA.

         "Newco Common Stock" means the common stock, par value $.01 per share, of Newco.

         "Organization State" means, as applied to (a) any corporation, its state or other jurisdiction of incorporation, (b) any limited liability company or limited partnership, the state or other jurisdiction under whose laws it is organized and existing in that legal form, and (c) any other Entity, the state or other jurisdiction whose laws govern that Entity's internal affairs.

         "Other Agreements" has the meaning specified in the Preliminary Statement in this Agreement.

         "Other Compensation Plan" means any compensation arrangement, plan, policy, practice or program established, maintained or sponsored by the Company or any Company Subsidiary, or to which the Company or any Company Subsidiary contributes, on behalf of any of its employees, nonemployee directors or officers or other natural persons performing consulting or other independent contractor services for the Company or any Company Subsidiary, (a) including all ERISA Employee Benefit Plans and such arrangements, plans, policies, practices or programs providing for severance pay, deferred compensation, incentive, bonus or performance awards or the actual or phantom ownership of any Capital Stock or Derivative Securities of the Company or any Company Subsidiary, but (b) excluding all Company ERISA Pension Plans and Company Employment Agreements.

         "Other Financing Sources" has the meaning specified in Section 7.02.

         "Other Transaction Documents" means the Other Agreements and the other written agreements, documents, instruments and certificates at any time executed pursuant to or in connection with the Other Agreements (other than the Transaction Documents and the Underwriting Agreement), all as amended, modified or supplemented from time to time.

         "OSHA" means the Occupational Health and Safety Act.

         "PBGC" means the Pension Benefit Guaranty Corporation.

         "Permitted Investments" means at the time of purchase or other acquisition by the Company or any Company Subsidiary (a) obligations issued or guaranteed by the United States of America with a remaining maturity not exceeding one year, (b) commercial paper with maturities of not more than 270 days and a published rating of not less than A-1 by S&P or P-1 by Moody's and
(c) certificates of deposit and bankers' acceptances having maturities of not more than one year of any commercial bank or trust company if (A) that bank or trust company has a combined capital and surplus of at least $500,000,000 and
(B) its unsecured long-term debt obligations, or those of a holding company of which it is a subsidiary, are rated not less than A- by S&P or A3 by Moody's.

         "Permitted Liens" means, as applied to the property or assets of any Person (or any revenues, income or profits of that Person therefrom): (a) Liens for Taxes if the same are not at the time due and delinquent; (b) Liens of carriers, warehousemen, mechanics, laborers and materialmen for sums not yet due; (c) Liens incurred in the ordinary course of that Person's business in connection with workmen's compensation, unemployment insurance and other social security legislation (other than pursuant to ERISA or Section 412(n) of the Code); (d) Liens incurred in the ordinary course of that Person's business in connection with deposit accounts or to secure the performance of bids, tenders, trade contracts, statutory obligations, surety and appeal bonds, performance and return-of-money bonds and other obligations of like nature; (e) easements, rights-of-way, reservations, restrictions and other similar encumbrances incurred in the ordinary course of that Person's business or existing on property and not materially interfering with the ordinary conduct of that Person's business or the use of that property; (f) defects or irregularities in that Person's title to its real properties which do not materially (i) diminish the value of the surface estate or (ii) interfere with the ordinary conduct of that Person's business or the use of any of such properties; (g) defects or irregularities in that Person's title to its personal properties which do not materially (i) diminish the value of such properties or (ii) prevent the ordinary business use of such properties; (h) any interest or title of a lessor of assets being leased by any Person pursuant to any Capital Lease disclosed in
Schedule 4.19 or any lease that, pursuant to GAAP, would be accounted for as an operating lease; and (i) Liens securing purchase money Indebtedness disclosed in
Schedule 4.18 or 4.19 so long as such Liens do not attach to any property or assets other than the properties or assets purchased with the proceeds of such Indebtedness.

         "Person" means any natural person, Entity, estate, trust, union or employee organization or Governmental Authority or, for the purpose of the definition of "ERISA Affiliate," any trade or business.

         "Plan" has the meaning specified in Section 4.27.

         "Primary Stockholders" shall mean those Stockholders listed on Exhibit
A.

         "Private Placement Memorandum" means the RW Private Placement Memorandum dated as of May 18, 1998 relating to the offer of RW Common Stock in connection with the Merger.

         "Professional Codes" means any and all Governmental Requirements relating to the licensing or other regulation of the Business.

         "Prohibited Transaction" means any transaction that is prohibited under
Section 4975 of the Code or Section 406 of ERISA and not exempt under Section 4975 of the Code or Section 408 of ERISA.

         "Property, Plant and Equipment" means at any time any property that then would be included and classified as property, plant and equipment (but excluding any real property) on a consolidated balance sheet prepared in accordance with GAAP of the Company and the Entity.

         "Proprietary Rights" means (a) patents, applications for patents and patent rights, (b) in each case, whether registered, unregistered or under pending registration, trademark rights, tradenames, trade name rights, corporate names, business names, trade styles or dress, service marks and logos and other trade designations and copyrights and (c), in the case of the Company or any Company Subsidiary, all agreements relating to the technology, know-how or processes used in any business of the Company or any Company Subsidiary.

         "Purchaser Representative" has the meaning set forth in Rule 501(h) of the Securities Act.

         "Qualified Plans" has the meaning specified in Section 4.27.

         "RCRA" means the Resource Conservation and Recovery Act of 1976.

         "Registration Statement" means the registration statement, including
(a) each preliminary prospectus included therein prior to the date on which that registration statement is declared effective under the Securities Act (including any prospectus filed with the SEC pursuant to Rule 424(b) promulgated under the Securities Act), (b) the Final Prospectus and (c) any amendments thereof and all supplements and exhibits thereto, filed by RW with the SEC to register shares of RW Common Stock under the Securities Act for public offering and sale in the IPO.

         "Related Party Agreement" means any contract or other agreement, written or oral, (a) to which the Company or any Company Subsidiary is a party or is bound or by which any property of the Company or any Company Subsidiary is bound or may be subject and (b) (i) to which any Stockholder or any of that Stockholder's Related Persons or Affiliates also is a party, (ii) of which any Stockholder or any of that Stockholder's Related Persons or Affiliates is a beneficiary or (iii) as to which any transaction contemplated thereby properly would be characterized (without regard to the amount involved) as a related party transaction for purposes of applying the disclosure requirements of GAAP or the SEC applicable to the Registration Statement.

         "Related Person" of a Stockholder means: (a) if that Stockholder is a natural person, (i) any Immediate Family Member of that Stockholder, (ii) any Estate of that Stockholder or any Immediate Family Member of that Stockholder,
(iii) the trustee of any inter vivos or testamentary trust of which all the beneficiaries are Related Persons of that Stockholder and (iv) any Entity the entire equity interest in which is owned by any one or more of that Stockholder and Related Persons of that Stockholder; and (b) if that Stockholder is an Entity, Estate or trust, (i) any Person who owns an equity interest in that Stockholder on the date hereof, (ii) any Person who would be a Related Person under clause (a) of this definition of a natural person who is an ultimate beneficial owner of that Stockholder or (iii) any other Entity the entire equity interest in which is owned by any one or more of that Stockholder and Related Persons of that Stockholder. As used in this definition, "Estate" means, as to any natural person who has died or been adjudicated mentally incompetent by a court of competent jurisdiction, (i) that person's estate or (ii) the administrator, conservator, executor, guardian or representative of that estate.

         "Representatives" means, with respect to any Person, the directors, officers, employees, Affiliates, accountants (including independent certified public accountants), advisors, attorneys, consultants or other agents of that Person, or any other representatives of that Person or of any of those directors, officers, employees, Affiliates, accountants (including independent certified public accountants), advisors, attorneys, consultants or other agents.

         "Reportable Event" means, with respect to any Company ERISA Pension Plan or ERISA Affiliate Pension Plan, (a) the occurrence of any of the events set forth in Section 4043(b) or (c) (other than a Reportable Event as to which the provision of 30 days' notice to the PBGC is waived under applicable regulations), 4062(e) or 4063(a) of ERISA with respect to that plan, (b) any event requiring the Company or any ERISA Affiliate to provide security to that plan under Section 401(a)(29) of the Code or (c) any failure to make a payment required by Section 412(m) of the Code with respect to that plan.

         "Restricted Payment" means, with respect to any Entity at any time, any of the following effected by that Entity: (a) any declaration or payment of any dividend or other distribution, direct or indirect, on account of any Capital Stock of that Entity or any Affiliate of that Entity or (b) any direct or indirect redemption, retirement, purchase or other acquisition for value of, or any direct or indirect purchase, payment or sinking fund or similar deposit for the redemption, retirement, purchase or other acquisition for value of, or to obtain the surrender of, any then outstanding Capital Stock of that Entity or any Affiliate of that Entity or any then outstanding warrants, options or other rights to acquire or subscribe for or purchase unissued or treasury Capital Stock of that Entity or any Affiliate of that Entity.

         "Returns" means the returns, reports or statements (including any information returns) any Governmental Requirement requires to be filed for purposes of any Tax.

         "RW Common Stock" means the common stock, par value $0.01 per share, of RW.

         "RW Indemnified Party" means RW and its Affiliates and each of their respective officers, directors, employees, agents and counsel; provided, however, that no Person who indemnifies RW Indemnified Parties in this Agreement in his capacity as a Stockholder will be an RW Indemnified Party for purposes of this Agreement, notwithstanding that the Person is an RW Indemnified Party for purposes of one or more of the Other Agreements.

         "RW Indemnified Loss" has the meaning specified in Section 9.03.

         "SEC" means the Securities and Exchange Commission.

         "Securities Act" means the Securities Act of 1933.

         "S&P" means Standard and Poor's Rating Group.

         "Stockholder Indemnified Party" means (a) each Stockholder and each of that Stockholder's Affiliates (other than the Company or, following the Effective Time, the Surviving Corporation or RW or any of its Subsidiaries, if the Stockholder is an Affiliate of RW), and each of their respective officers, directors, employees, agents and counsel and (b) prior to the Effective Time, the Company and each of its officers, directors, employees, agents and counsel who are not Stockholder Indemnified Parties within the meaning of clause (a) of this definition.

         "Stockholder Indemnified Loss" has the meaning specified in
Section 9.04.

         "Subsidiary" of any specified Person at any time, means any entity a majority of the Capital Stock of which is at that time owned or controlled, directly or indirectly, by the specified Person.

         "Supplemental Information" has the meaning specified in Section 6.08.

         "Tax" or "Taxes" means all net or gross income, gross receipts, net proceeds, sales, use, ad valorem, value added, franchise, bank shares, withholding, payroll, employment, excise, property, deed, stamp, alternative or add-on minimum, environmental or other taxes, assessments, duties, fees, levies or other governmental charges or assessments of any nature whatever imposed by any Governmental Requirement, whether disputed or not, together with any interest, penalties, additions to tax or additional amounts with respect thereto.

         "Taxing Authority" means any Governmental Authority having or purporting to exercise jurisdiction with respect to any Tax.

         "Termination Event" means, with respect to any Company ERISA Pension Plan or ERISA Affiliate Pension Plan, (a) any Reportable Event with respect to that plan which is likely to result in the termination of that plan, (b) the termination of, or the filing of a notice of intent to terminate, that plan or the treatment of any amendment to that plan as a termination under Section 4041(c) of

ERISA or (c) the institution of proceedings to terminate, or the appointment of a trustee to administer, that plan under Section 4042 of ERISA.

         "Third Party Claim" has the meaning specified in Section 9.05.

         "Transaction Document" means this Agreement, the Certificates of Merger, the General Releases and the other written agreements, documents, instruments and certificates executed pursuant to or in connection with this Agreement (other than the Other Transaction Documents and the Underwriting Agreement), including those specified in Article VII to be delivered at or before the Closing, all as amended, modified or supplemented from time to time.

         "Underwriter" means collectively (a) the investment banking firms that prospectively may enter into the Underwriting Agreement and (b) from and after the IPO Pricing Date, the investment banking firms that are parties to the Underwriting Agreement.

         "Underwriting Agreement" has the meaning specified in Section 7.02.

         "Welfare Plan" means an "employee welfare benefit plan" as defined in
Section 3(1) of ERISA.

         "Wholly Owned Subsidiary" means any corporation or other Entity all of whose outstanding Capital Stock on a fully diluted basis is owned and controlled, directly or indirectly through another Wholly Owned Subsidiary, by the Company.

         Section 1.03. Other Definitional Provisions. (a) Except as otherwise specified herein, all references herein to any Governmental Requirement defined or referred to herein, including the Code, CERCLA, ERISA, the Exchange Act, RCRA, OSHA and the Securities Act, shall be deemed references to that Governmental Requirement or any successor Governmental Requirement, as the same may have been amended or supplemented from time to time, and any rules or regulations promulgated thereunder.

         (b) When used in this Agreement, the words "herein," "hereof" and "hereunder" and words of similar import shall refer to this Agreement as a whole and not to any provision of this Agreement, and the words "Article," "Section," "Annex," "Addendum," and "Exhibit" refer to Articles and Sections of, and Annexes, Addendums, Schedules and Exhibits to, this Agreement unless otherwise specified.

         (c) Whenever the context so requires, the singular number includes the plural and vice versa, and a reference to one gender includes the other gender and the neuter.

         (d) The word "including" (and, with correlative meaning, the word "include") means including, without limiting the generality of any description preceding such word, and the words "shall" and "will" are used interchangeably and have the same meaning.

         Section 1.04. Captions. Captions to Articles, Sections and subsections of, and Annexes, Addendums, Schedules and Exhibits to, this Agreement or any other Transaction Document are included for convenience of reference only, and such captions shall not constitute a part of this Agreement or any other Transaction Document for any other purpose or in any way affect the meaning or construction of any provision of this Agreement or any other Transaction Document.

                                   ARTICLE II

                             [Intentionally Omitted]

                                   ARTICLE III

               REPRESENTATIONS AND WARRANTIES OF EACH STOCKHOLDER

         Section 3.02. Ownership and Status of Company Capital Stock. The Stockholder is the record and beneficial owner (or, if the Stockholder is a trust or the estate of a deceased natural person, the legal owner) of the number of shares of Company Capital Stock set forth, by each class, and by each series in each class, thereof, opposite the Stockholder's name in Schedule 3.02, free and clear of all Liens, except for the Liens accurately set forth in Schedule 3.02, all of which will be released at or before the Effective Time.

         Section 3.03.  Power of the Stockholder; Approval of the Merger.

         (a) The Stockholder has the full power, legal capacity and authority to execute and deliver this Agreement and each other Transaction Document to which the Stockholder is a party and to perform the Stockholder's obligations in this Agreement and in all other Transaction Documents to which the Stockholder is a party. This Agreement constitutes, and each such other Transaction Document, when executed in the Stockholder's individual capacity and delivered by the Stockholder, will constitute, the legal, valid and binding obligation of the Stockholder, enforceable against the Stockholder in accordance with its terms, except as that enforceability may be (i) limited by any applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally and (ii) subject to general principles of equity (regardless of whether that enforceability is considered in a proceeding in equity or at law). If the Stockholder is an Entity, the Stockholder has obtained, in accordance with all applicable Governmental Requirements and its Charter Documents, all approvals of, and taken all actions necessary for the authorization, execution, delivery and performance by the Stockholder of, this Agreement and the other Transaction Documents to which the Stockholder is a party. If the Stockholder is acting otherwise than in his individual capacity (whether as an executor or a guardian or in any other fiduciary or representative capacity), all actions on the part of the Stockholder and all other Persons (including any court) necessary for the authorization, execution, delivery and performance by the Stockholder of this Agreement and the other Transaction Documents to which the Stockholder is a party have been duly taken.

         (b) The Stockholder, acting in each capacity in which he is entitled, by reason of the Company's Charter Documents or the Governmental Requirements of the Company's Organization State or for any other reason, to vote to approve or disapprove the consummation of the Merger, has voted all the shares of Company Capital Stock owned by him and entitled to a vote or votes on that matter, in any one or more of the manners prescribed or permitted by the Company's Charter Documents or the Governmental Requirements of the Company's Organization State, whichever are controlling, to approve this Agreement and the consummation of the Merger in accordance with the terms and conditions set forth herein and the other transactions contemplated hereby.

         Section 3.04. No Conflicts or Litigation. The execution, delivery and performance in accordance with their respective terms by the Stockholder of this Agreement and the other Transaction Documents to which the Stockholder is a party do not and will not (a) violate or conflict with any Governmental Requirement, (b) breach or constitute a default under any agreement or instrument to which the Stockholder is a party or by which the Stockholder or any of the shares of Company Capital Stock owned by the Stockholder is bound, the result of which would be to prohibit or interfere with the consummation of the transactions contemplated by this Agreement, (c) result in the creation or imposition of, or afford any Person the right to obtain, any Lien upon any of the shares of Company Capital Stock owned by the Stockholder (or upon any revenues, income or profits of the Stockholder therefrom) or (d) if the Stockholder is an Entity, violate the Stockholder's Charter Documents. No Litigation is pending or, to the knowledge of the Stockholder, threatened to which the Stockholder is or may become a party which (a) questions or involves the validity or enforceability of any of the Stockholder's obligations under any Transaction Document or (b) seeks (or reasonably may be expected to seek) (i) to prevent or delay the consummation by the Stockholder of the transactions contemplated by this Agreement to be consummated by the Stockholder or (ii) damages in connection with any consummation by the Stockholder of the transactions contemplated by this Agreement.

         Section 3.05. [Intentionally omitted].

         Section 3.06. Preemptive and Other Rights; Waiver. Except for the right of the Stockholder to receive shares of RW Common Stock as a result of the Merger or to acquire RW Common Stock pursuant to any written option granted by RW to the Stockholder or written agreement between RW and the Stockholder, the Stockholder either (a) does not own or otherwise have any statutory or contractual preemptive or other right of any kind (including any right of first offer or refusal) to acquire any shares of Company Capital Stock or RW Common Stock or (b) hereby irrevocably waives each right of that type the Stockholder does own or otherwise has.

         Section 3.07. Control of Related Businesses. Except as set forth in
Schedule 3.07, the Stockholder is not, alone or with one or more other Persons, the controlling Affiliate of any Entity, business or trade (other than the Company and the Company Subsidiaries, if the Stockholder is an Affiliate of the Company) that (a) is engaged in any line of business which is the same as or similar to the Business in which the Company or any Company Subsidiary is engaged or (b) is, or has within the three-year period ending on the date of this Agreement, engaged in any transaction with the

Company or any Company Subsidiary, except for transactions in the ordinary course of business of the Company or that Company Subsidiary.

         Section 3.08. Representation by Counsel. Each Stockholder has been represented by independent counsel of such Stockholder's own choosing; the Stockholder has had the full right and opportunity to consult with such Stockholder's respective attorneys and other advisors and has availed itself of this right and opportunity; such Stockholder has carefully read and fully understands this Agreement in its entirety and has had it fully explained to it by such counsel; such Stockholder is fully aware of the contents hereof and the meaning, intent and legal effect thereof; and such Stockholder is competent to execute this Agreement and has executed this Agreement free from coercion, duress or undue influence. The Stockholder and such Stockholder's counsel cooperated in the drafting and preparation of this Agreement and the documents referred to herein. Accordingly, any rule of law or any legal decision that would require interpretation of any ambiguities in this Agreement against the party that drafted it is of no application and is hereby expressly waived. The provisions of this Agreement shall be interpreted in a reasonable manner to effect the intentions of the parties and this Agreement.

                                   ARTICLE IV

                         REPRESENTATIONS AND WARRANTIES
                                       OF
                    THE COMPANY AND THE PRIMARY STOCKHOLDERS

         Section 4.02. Qualification. Schedule 4.02 accurately lists all the jurisdictions in which each of the Company and the Company Subsidiaries is authorized or qualified to own or lease and to operate its properties or to carry on its business as now conducted, and neither the Company nor any Company Subsidiary owns, leases or operates properties or carries on its business in any jurisdiction not listed thereon which is Material to the Company.

         Section 4.03. Authorization; Enforceability; Absence of Conflicts; Required Consents.

         (a) The execution, delivery and performance by the Company of this Agreement and each other Transaction Document to which it is a party, and the effectuation of the Merger and the other transactions contemplated hereby and thereby, are within its corporate or other power under its Charter Documents and the applicable Governmental Requirements of its Organization State and have been duly authorized by all proceedings, including actions permitted to be taken in lieu of proceedings, required under its Charter Documents and those Governmental Requirements.

         (b) This Agreement has been, and each of the other Transaction Documents to which the Company is a party, when executed and delivered to RW (or, in the case of the Certificates of Merger, the applicable Governmental Authorities) will have been, duly executed and delivered by the Company and is, or when so executed and delivered will be, the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as that enforceability may be (i) limited by any applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally and (ii) subject to general principles of equity (regardless of whether that enforceability is considered in a proceeding in equity or at law).

         (c) The execution, delivery and performance in accordance with their respective terms by the Company of the Transaction Documents to which it is a party have not and will not (i) violate, breach or constitute a default under
(A) the Charter Documents of any of the Company and the Company Subsidiaries,
(B) any Governmental Requirement applicable to any of the Company and the Company Subsidiaries or (C) any Material Agreement of the Company, (ii) result in the acceleration or mandatory prepayment of any Indebtedness, or any Guaranty not constituting Indebtedness, of any of the Company and the Company Subsidiaries or afford any holder of any of that Indebtedness, or any beneficiary of any of those Guaranties, the right to require any of the Company and the Company Subsidiaries to redeem, purchase or otherwise acquire, reacquire or repay any of that Indebtedness, or to perform any of those Guaranties, (iii) cause or result in the imposition of, or afford any Person the right to obtain, any Lien upon any property or assets of any of the Company and the Company Subsidiaries (or upon revenues, income or profits of any of the Company and the Company Subsidiaries therefrom) or (iv) except as set forth in Schedule 4.03, result in the revocation, cancellation, suspension or material modification, individually or in the aggregate, of any Governmental Approval possessed by any of the Company and the Company Subsidiaries at the date hereof and necessary for the ownership or lease or the operation of its properties or the carrying on of its business as now conducted, including any necessary Governmental Approval under each applicable Environmental Law and Professional Code.

         (d) Except for (i) the filing of the Certificates of Merger with the applicable Governmental Authorities, (ii) filings of the Registration Statement under the Securities Act and the SEC order declaring the Registration Statement effective under the Securities Act and (iii) as may be required by the HSR Act or the applicable state securities or blue sky laws, no Governmental Approvals are required to be obtained, and no reports or notices to or filings with any Governmental Authority are required to be made for the execution, delivery or performance by the Company of the Transaction Documents to which it is a party, the enforcement against the Company of its obligations thereunder or the effectuation of the Merger and the other transactions contemplated thereby.

         Section 4.04. Charter Documents and Records; No Violation. The Company has caused true, complete and correct copies of the Charter Documents, each as in effect on the date hereof, and the minute books and similar corporate or other Entity records of each of the Company and the Company Subsidiaries to be delivered or otherwise made available to RW. No breach or violation of any Charter Document of any of the Company and the Company Subsidiaries has occurred and is continuing.

         Section 4.05. No Defaults. No condition or state of facts exists, or, with the giving of notice or the lapse of time or both, would exist, which (a) entitles any holder of any outstanding

Indebtedness, or any Guaranty not constituting Indebtedness, of any of the Company and the Company Subsidiaries, or a representative of that holder, to accelerate the maturity, or require a mandatory prepayment, of that Indebtedness or Guaranty, or affords that holder or its representative, or any beneficiary of that Guaranty, the right to require any of the Company and the Company Subsidiaries to redeem, purchase or otherwise acquire, reacquire or repay any of that Indebtedness, or to perform that Guaranty in whole or in part, (b) entitles any Person to obtain any Lien (other than a Permitted Lien) upon any properties or assets of any of the Company and the Company Subsidiaries (or upon revenues, income or profits of any of the Company and the Company Subsidiaries therefrom) or (c) constitutes a violation or breach of, or a default under, any Material Agreement of the Company by any of the Company and the Company Subsidiaries.

         Section 4.06. Company Subsidiaries. Schedule 4.06 sets forth the form of organization, legal name, each assumed name and Organization State of each Company Subsidiary. Except as disclosed in Schedule 4.06, each Company Subsidiary is a Wholly Owned Subsidiary. In the case of any Company Subsidiary that is not a Wholly Owned Subsidiary, Schedule 4.06 accurately sets forth, by each class and each series within each class, the number of outstanding shares of Capital Stock of the Company Subsidiary, (a) the Company's aggregate direct and indirect ownership of those shares and (b) the name and address of record and percentage ownership of those shares of each holder of record thereof other than the Company or a Company Subsidiary. No Lien exists on any outstanding share of Capital Stock of any Company Subsidiary which is owned directly or indirectly by the Company other than (a) the Liens, if any, described in
Schedule 4.06, all of which will be released at or before the Effective Time, and (b) Permitted Liens. Except as accurately set forth in Schedule 4.06, the Company does not own, of record or beneficially, directly or indirectly through any Person, and does not control, directly or indirectly through any Person or otherwise, any Capital Stock or Derivative Securities of any Entity other than a Company Subsidiary.

         Section 4.07. Capital Stock of the Company and the Company Subsidiaries. All the issued and outstanding shares of Capital Stock of each of the Company and the Company Subsidiaries (a) have been duly authorized and validly issued in accordance with the applicable Governmental Requirements of their issuer's Organization State and Charter Documents and (b) are fully paid and nonassessable. Neither the Company nor any Company Subsidiary has issued or sold any shares of its outstanding Capital Stock in breach or violation of (a) any applicable statutory or contractual preemptive rights, or any other rights of any kind (including any rights of first offer or refusal), of any Person or
(b) the terms of any of its Derivative Securities which then were outstanding. No Person has, otherwise than solely by reason of that Person's right, if any, to vote shares of the Capital Stock of the Company or any Company Subsidiary it holds (to the extent those shares afford the holder thereof any voting rights) any right to vote on any matter with the holders of Capital Stock of the Company or any Company Subsidiary.

         Section 4.08. Transactions in Capital Stock. Except as set forth in
Schedule 4.08: (a) the Company has no obligation (contingent or otherwise) to purchase, redeem or otherwise acquire or reacquire any of its equity securities or any interests therein or to pay any dividend or make any distribution in respect thereof; and (b) no transaction has been effected, and no action has been taken in contemplation of the transactions described in this Agreement, respecting the equity ownership of either the Company or any Company Subsidiary.

         Section 4.09.  [Intentionally omitted.]

         Section 4.10. Predecessor Status; Etc. To the knowledge of the Company and the Primary Stockholders, Schedule 4.10 accurately lists all the legal and assumed names of all predecessor companies for the past five years of the Company, including the names of any Entities from which the Company previously acquired material assets within such period. Except as disclosed in Schedule 4.10, the Company has not been a Subsidiary or division of another corporation or a part of an acquisition that later was rescinded within such period.

         Section 4.11. Related Party Agreements. Except as set forth in Schedule 4.11, each Related Party Agreement in effect on the date hereof will have been terminated as of the IPO Closing Date, and no Related Party Agreement will exist then or thereafter to and including the Effective Time.

         Section 4.12. Litigation. Except as disclosed in Schedule 4.12, no Litigation is pending or, to the knowledge of the Company or any Stockholder, threatened to which the Company or any Company Subsidiary is or may become a party.

         Section 4.13. Financial Statements; Disclosure.

         (a)          Financial Statements.

                      (i) The Financial Statements (including in each case the related schedules and notes) delivered to RW present fairly, in all Material respects, the consolidated financial position of the Company and the Company Subsidiaries at the respective dates of the balance sheets included therein and the consolidated results of their operations and their consolidated cash flows and stockholders' or other owners' equity for the respective periods set forth therein and have been prepared in accordance with GAAP. As of the date of any balance sheet included in those Financial Statements, neither the Company nor any Company Subsidiary then had any outstanding Indebtedness to any Person or any liabilities of any kind (including contingent obligations, tax assessments or unusual forward or long-term commitments), or any unrealized or anticipated loss, which in the aggregate then were Material to the Company and required to be reflected in those Financial Statements or in the notes related thereto in accordance with GAAP which were not so reflected.

                      (ii) Since the Current Balance Sheet Date, no change has occurred in the business, operations, properties or assets, liabilities, condition (financial or other) or results of operations of the Company or any Company Subsidiary that could reasonably be expected, either alone or together with all other such changes, to have a Material Adverse Effect on the Company.

         (b)          Disclosure.

                      (i) As of the date hereof, all Information that has been made available to RW by or on behalf of the Company prior to the date of this Agreement in connection with the transactions contemplated hereby is, taken together, true and correct in all Material respects (other than financial budgets and projections) and does not contain any untrue statement of a Material fact or omit to state a Material fact necessary in order to make the statements contained therein not materially misleading in light of the circumstances under which those statements were made.

                      (ii) All Information that is made available after the date hereof from time to time prior to the Effective Time to RW by or on behalf of the Company in connection with or pursuant to this Agreement, any other Transaction Document or the transactions contemplated hereby or thereby will be, when made available and taken together, true and correct in all Material respects (other than financial budgets and projections) and will not contain any untrue statement of a Material fact or omit to state a Material fact necessary in order to make the statements contained therein not materially misleading in light of the circumstances under which those statements are made.

                      (iii) All financial budgets and projections that have been or are hereafter from time to time prepared by the Company or any of its Representatives and made available prior to the Effective Time to RW pursuant to or in connection with this Agreement, any other Transaction Document or the transactions contemplated hereby or thereby have been and will be prepared and furnished to RW in good faith and were and will be based on facts and assumptions that are believed by the management of the Company to be reasonable in light of the then current and foreseeable business conditions of the Company and the Company Subsidiaries and represented and will represent that management's good faith estimate of the consolidated projected financial performance of the Company and the Company Subsidiaries based on the information available to the officers of the Company at the time so furnished.

         Section 4.14. Compliance with Laws. To the knowledge of the Company and the Primary Stockholders, except as disclosed in Schedule 4.14, each of the Company and Company Subsidiaries has all authorizations, approvals, licenses, permits and orders of and from all governmental and regulatory officers and bodies necessary to carry on the business of the Company and the Company Subsidiaries as it is currently being conducted, to own or hold under lease the properties and assets they own or hold under lease and to perform all of their respective obligations under the agreements to which any of them is a party (collectively, the "Licenses"). To the knowledge of the Company and the Primary Stockholders, each of the Company and the Company Subsidiaries is (and has been during the past five years) in compliance in all Material respects with all applicable laws, regulations and administrative orders (including, without limitation, laws relating to employment of labor or use or occupancy of properties or any part thereof) of any country, state or municipality or of any subdivision thereof to which it is subject. Schedule 4.14 sets forth a true, correct and complete list of all Licenses of the Company and the Company Subsidiaries. The Company has previously delivered to RW all reports and filings made or filed by the Company or any Company Subsidiary during the past five years pursuant to OSHA.

         Section 4.15. Certain Environmental Matters. Except as disclosed in
Schedule 4.15:

                      (a) To the knowledge of the Company and the Primary Stockholders, each of the Company and the Company Subsidiaries possesses, and is in compliance in all Material respects with, all permits, licenses and government authorizations and has filed all notices that are required under local, state and federal laws and regulations relating to protection of the environment, pollution control, product registration and Hazardous Materials, and each of the Company and the Company Subsidiaries is in compliance in all Material respects with all applicable limitations, restrictions, conditions, standards, prohibitions, requirements, obligations, schedules and timetables contained in those laws or contained in any law, regulation, code, plan, order, decree, judgment, notice, permit or demand letter issued, entered, promulgated or approved thereunder;

                      (b) Neither the Company nor any Company Subsidiary has received notice of actual or threatened liability under CERCLA or any similar state or local statute or ordinance from any governmental agency or any third party and, to the knowledge of the Company and the Primary Stockholders, there are no facts or circumstances which could form the basis for the assertion of any claim against the Company or any Company Subsidiary under any Environmental Laws or any similar local, state or foreign law with respect to any on-site or off-site location;

                      (c) Neither the Company nor any Company Subsidiary has entered into or, agreed to or intends to enter into any consent decree or order, or is subject to any judgment, decree or judicial or administrative order relating to compliance with, or the cleanup of Hazardous Materials under, any applicable Environmental Laws;

                      (d) Neither the Company nor any Company Subsidiary has been subject to any administrative or judicial proceeding pursuant to, applicable Environmental Laws either now or any time during the past five years;

                      (e) To the knowledge of the Company and the Primary Stockholders, neither the Company nor any Company Subsidiary is subject to any claim, obligation, liability, loss, damage or expense of whatever kind or nature, contingent or otherwise, incurred or imposed or based upon any provision of any Environmental Law and arising out of any act or omission of the Company or such Company Subsidiary, its employees, agents or representatives or arising out of the ownership, use, control or operation by the Company or such Company Subsidiary of any plant, facility, site, area or property (including, without limitation, any plant, facility, site, area or property currently or previously owned or leased by the Company or such Company Subsidiary) from which any Hazardous Materials were released into the environment (the term "release" meaning any spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, dumping or disposing into the environment, by Seller or any third party, and the term "environment" meaning any surface or ground water, drinking water supply, soil, surface or subsurface strata or medium, or the ambient air);

                      (f) The Company has heretofore provided RW with true, correct and complete copies of all files of the Company and the Company Subsidiaries relating to environmental matters (or an opportunity to review such files), and Schedule 4.14(f) sets forth the amount of all fines, penalties or assessments paid within the last five years by the Company and the Company Subsidiaries with respect to environmental matters, including the date of payment and the basis for the assertions of liability; and

                      (g) None of the real properties owned or leased by the Company or any of the Company Subsidiaries, or any of the improvements or equipment thereon contain any asbestos, PCBs or underground storage tanks.

         As used herein, the term "Hazardous Materials" means any waste, pollutant, hazardous substance, toxic, ignitable, reactive or corrosive substance, hazardous waste, special waste, industrial substance, by-product, process intermediate product or waste, petroleum or petroleum-derived substance or waste, chemical liquids or solids, liquid or gaseous products, or any constituent of any such substance or waste, the use, handling, disposal, cleanup or remediation of which by the Company or any Company Subsidiary is governed by or subject to any applicable law, rule or regulation of any governmental or regulatory authority.

         Section 4.16. Liabilities and Obligations. Schedule 4.16 lists all present liabilities, of every kind, character and description, including purchase orders, whether accrued, absolute, fixed, contingent or otherwise, of each of the Company and the Company Subsidiaries which (a) (i) exceed or reasonably could be expected to exceed $10,000 (except with respect to Comstock this amount shall be $100,000) and (ii) (A) had been incurred prior to the Current Balance Sheet Date, but are not reflected on the Current Balance Sheet, or (B) were incurred after the Current Balance Sheet otherwise than in the ordinary course of business, and consistent with the past practice, of that Entity. Schedule 4.16 also lists and describes, for each of the Company and the Company Subsidiaries: (a) each of its outstanding secured and unsecured Guaranties not constituting its Indebtedness and, for each of those Guaranties, whether any Stockholder or Related Person or Affiliate of any Stockholder is a Person whose obligation is covered by that Guaranty, and (b) for each of the items listed under clause (a) of this sentence, (i) if that item is secured by any property or asset of the Company or any Company Subsidiary, the nature of that security, and (ii) if that item is covered in whole or in part by a Guaranty of any Stockholder or any Related Person or Affiliate of any Stockholder, the name of the guarantor.

         Section 4.17. Receivables. Except as set forth in Schedule 4.17, all the accounts and notes or other advances receivable of the Company and the Company Subsidiaries reflected on the Current Balance Sheet were collected, or are, in the good faith belief of the Company's management, collectible, in the respective amounts so reflected, net of the reserves, if any, reflected in the Current

Balance Sheet. A list of such receivables and of the Company's Retainages, will be provided to RW at least 10 days prior to the IPO Closing Date and will be updated as of the IPO Closing Date.

         Section 4.18.  Owned and Leased Real Properties.

         (a) Schedule 4.18 lists and describes in all material respects: (i) all real properties owned by any of the Company and the Company Subsidiaries and, for each of those properties, the address thereof, the type and square footage of each structure located thereon and the use thereof in the business of the Company and the Company Subsidiaries; (ii) all real properties of which any of the Company and the Company Subsidiaries is the lessee and, for each of those properties, the address thereof, the type and square footage of each structure located thereon the Company or a Company Subsidiary is leasing and the expiration date of its lease and the use thereof in the business of the Company and the Company Subsidiaries; and (iii) in the case of each real property listed as being owned, whether it was previously owned, and in the case of each real property listed as being leased, whether it is presently owned, by any Stockholder or any of his Related Persons or Affiliates (other than the Company and the Company Subsidiaries, if the Stockholder is an Affiliate of the Company).

         (b) The Company has provided RW with true, complete and correct copies of all title reports and title insurance policies owned or in the possession of any of the Company and the Company Subsidiaries and relating to any of the real properties listed as being owned in Schedule 4.18. Except as set forth in
Schedule 4.18 or those reports and policies, and except for Permitted Liens, the Company or a Company Subsidiary owns in fee, and has good, valid and marketable title to, free and clear of all Liens, each property listed in that Section as being owned.

         (c) The Company has provided RW with true, correct and complete copies of all leases under which the Company or a Company Subsidiary is leasing each of the properties listed in Schedule 4.18 as being leased and, except as set forth in Schedule 4.18, (i) each of those leases is, to the knowledge of the Company, valid and binding on the lessor party thereto, and (ii) the lessee party thereto has not sublet any of the leased space to any Person other than the Company or a Company Subsidiary.

         (d) The fixed assets of each of the Company and the Company Subsidiaries are affixed only to one or more of the real properties listed in
Schedule 4.18 and, except as set forth in Schedule 4.18, are maintained in working order and adequate for the purposes for which they presently are being used or held for use, ordinary wear and tear excepted.

         (e) The Company has accurately disclosed in all Material respects in writing to RW all plans or projects involving the opening of new operations, the expansion of any existing operations or the acquisition of any real property or existing business, with respect to which management of the Company or any Company Subsidiary has made any expenditure in the two-year period prior to the date of the Agreement in excess of $25,000, or which if pursued by the Company or any Company Subsidiary would require additional capital expenditures in excess of $25,000.

         Section 4.19.  Owned and Leased Property, Plant and Equipment.

         (a) The Company has provided RW with a list, accurate and complete in all material respects, of the Property, Plant and Equipment owned and leased by any of the Company and the Company Subsidiaries, which list states, in the case of each of those properties listed as being owned, whether it was previously owned, and in the case of each of those properties listed as being leased, whether it is presently owned, by any Stockholder or any of his Related Persons or Affiliates (other than the Company and the Company Subsidiaries, if the Stockholder is an Affiliate of the Company).

         (b) Except as set forth in Schedule 4.19 and except for Permitted Liens, the Company or a Company Subsidiary has good, valid and marketable title to, free and clear of all Liens, each property listed in that Schedule as being owned.

         (c) The Company has provided RW with true, correct and complete copies of all leases under which the Company or a Company Subsidiary is leasing each of the properties listed as being leased on the list provided to RW in accordance with Section 4.19(a) and all leases referred to in Section 4.21 and, except as accurately set forth in Schedule 4.19, (i) each of those leases is, to the knowledge of the Company, valid and binding on the lessor party thereto, and
(ii) the lessee party thereto has not sublet any of the leased property to any Person other than the Company or a Company Subsidiary.

         (d) Except as set forth in Schedule 4.19, all the Property, Plant and Equipment listed therein are in good working order and condition, ordinary wear and tear excepted, and adequate for the purposes for which they presently are being used or held for use.

         Section 4.20. Proprietary Rights. Except as set forth in Schedule 4.20(a), each of the Company and the Company Subsidiaries owns or has the legal right to use all Proprietary Rights that are necessary to the conduct of its business as now conducted, in each case free of any claims or infringements known to the Company or any Stockholder. Schedule 4.20 lists these Proprietary Rights and (b) indicates those owned by the Company or any Company Subsidiary and, for those not listed as so owned, the agreement or other arrangement pursuant to which they are possessed. Except as set forth in Schedule 4.20, (a) no consent of any Person will be required for the use of any of these Proprietary Rights by RW or any Subsidiary of RW following the Effective Time and (b) no governmental registration of any of these Proprietary Rights has lapsed or expired or, to the knowledge of the Company and the Primary Stockholders, been canceled, abandoned, opposed or the subject of any reexamination request.

         Section 4.21. Title to Other Properties. In each case, free and clear of all Liens except for Permitted Liens and as set forth in Schedule 4.21, each of the Company and the Company Subsidiaries has good and valid title to, or holds under a lease valid and binding on the lessor party thereto, all its tangible personal properties and assets (other than Property, Plant and Equipment) that individually is or in the aggregate are Material to the Company.

         Section 4.22.  Commitments.

         (a) Except as set forth in Schedule 4.22(a), the Company has provided RW with a complete, accurate list of each of the following (each a "Company Commitment") to which any of the Company and the Company Subsidiaries is a party or by which any of its properties is bound and which presently remains executory in whole or in any part:

                      (i) each partnership, joint venture or cost-sharing agreement;

                      (ii) each guaranty or suretyship, indemnification or contribution agreement or performance bond;

                      (iii) each instrument, agreement or other obligation evidencing or relating to Indebtedness of any of the Company and the Company Subsidiaries or to money lent or to be lent to another Person;

                      (iv)   each contract to purchase or sell real property;

                      (v) each agreement, other than purchase orders or similar commitments made in the ordinary course of business, with dealers or sales or commission agents, public relations or advertising agencies, accountants or attorneys (other than in connection with this Agreement and the transactions contemplated hereby) involving total payments under any one such agreement within any 12-month period in excess of $10,000 (except with respect to Comstock this amount shall be $100,000) and which is not terminable without penalty and on no more than 30 days' prior notice;

                      (vi) each Related Party Agreement involving total payments within any 12-month period in excess of $10,000 and which is not terminable without penalty on no more than 30 days' prior notice;

                      (vii) each agreement, other than purchase orders or similar commitments made in the ordinary course of business, for the acquisition or provision of services, supplies, equipment, inventory, fixtures or other property involving more than $10,000 (except with respect to Comstock this amount shall be $100,000) in the aggregate;

                      (viii) each contract containing any noncompetition agreement, covenant or undertaking;

                      (ix) each agreement providing for the purchase from a supplier of all or substantially all the requirements of the Company or any Company Subsidiary of a particular product or service; or

                      (x) each other agreement or commitment not made in the ordinary course of business or that is Material to the Company.

         True, correct and complete copies of all written, Material Company Commitments, and true, correct and complete written descriptions of all oral Company Commitments, have heretofore been delivered or made available to RW. Except as described in Schedule 4.22(a): (i) there are no existing or asserted defaults, events of default or events, occurrences, acts or omissions that, with the giving of notice or lapse of time or both, would constitute defaults or events of default under any Company Commitment Material to the Company by any of the Company and the Company Subsidiaries or, to the knowledge of the Company, any other party thereto; and (ii) no penalties have been incurred, nor are amendments pending, with respect to the Company Commitments Material to the Company. The Company Commitments are in full force and effect and are valid and enforceable obligations of the Company or the Company Subsidiaries parties thereto and, to the knowledge of the Company, the other parties thereto in accordance with their respective terms, and no defenses, off-sets or counterclaims have been asserted or, to the knowledge of the Company, may be made by any party thereto (other than by the Company or a Company Subsidiary), nor has the Company or a Company Subsidiary, as the case may be, waived any rights thereunder, except as described in Schedule 4.22 (a).

         (b) Except as disclosed in Schedule 4.22(b) or contemplated hereby or by any other Transaction Document to which the Company or any Company Subsidiary or Stockholder is a party: (i) neither the Company nor any Company Subsidiary or Stockholder has received notice of any plan or intention of any other party to any Company Commitment to exercise any right to cancel or terminate any Company Commitment, and neither the Company nor any Company Subsidiary or Stockholder knows of any condition or state of facts which would justify the exercise of such a right; and (ii) neither the Company nor any Company Subsidiary or Stockholder currently contemplates, or has reason to believe any other Person currently contemplates, any amendment or change to any Company Commitment.

         Section 4.23. Capital Expenditures. Schedule 4.23 sets forth the total amount of capital expenditures currently budgeted to be incurred by the Company and the Company Subsidiaries during the balance of the Company's current fiscal year. Except as set forth in Schedule 4.23, to the knowledge of the Company and the Primary Stockholders, no condition or state of facts exists which would be reasonably likely to cause the total capital expenditures of the Company and the Company Subsidiaries which will be required to replace worn-out Property, Plant and Equipment in any of the Company's two fiscal years following that current fiscal year to exceed by a material amount the amount currently budgeted for capital expenditures of that type by the Company and the Company Subsidiaries for that current fiscal year, on an annualized basis.

         Section 4.24. Inventories. Except as set forth in Schedule 4.24: (a) all inventories, net of reserves determined in accordance with GAAP, of each of the Company and the Company Subsidiaries which are classified as such on the Current Balance Sheet are, to the knowledge of the Company and the Primary Stockholders, merchantable and salable or usable in the ordinary course of business of the Company and the Company Subsidiaries; (b) the inventories reflected in the Financial Statements, as at the Current Balance Sheet Date, (i) were reasonable in relation to the then existing circumstances of the Company and the Company Subsidiaries on a consolidated basis and classified as current assets in accordance with GAAP and (ii) were consistent with their past practices; and (c) neither the Company nor any Company Subsidiary depends on any single vendor for its inventories the loss of which could have a Material Adverse Effect on the Company or ever has sustained a difficulty Material to the Company in obtaining its inventories.

         Section 4.25. Insurance. Except as set forth in Schedule 4.25: (a) the Company has provided RW with: (i) a list accurate as of the Current Balance Sheet Date of all insurance policies then carried by each of the Company and the Company Subsidiaries; (ii) a list of all insurance loss runs and worker's compensation claims received for the most recently ended three policy years; and
(iii) true, complete and correct copies of all insurance policies carried by each of the Company and the Company Subsidiaries which are in effect, all of which (A) have been issued by insurers licensed to do business in the state in which the insured properties are located and (B) currently are, and are expected to remain without interruption through the IPO Closing Date, in full force and effect; (b) no insurance carried by the Company or any Company Subsidiary has been canceled by the insurer during the past five years, and neither the Company nor any Company Subsidiary has ever been denied coverage; and (c) neither the Company nor any Company Subsidiary or Stockholder has received any notice or other communication from any issuer of any such insurance policy of any material increase in any deductibles, retained amounts or the premiums payable thereunder, and, to the knowledge of the Company and the Stockholders, no such increase in deductibles, retainages or premiums is threatened.

         Section 4.26.  Employee Matters.

         (a) Cash Compensation. Schedule 4.26(a) contains an accurate, complete written list of the names, titles and rates of annual Cash Compensation, at the Current Balance Sheet Date and at the date hereof (and the portions thereof attributable to salary or the equivalent, fixed bonuses, discretionary bonuses and other Cash Compensation, respectively) of all employees (including all employees who are officers or directors), nonemployee officers, nonemployee directors and consultants and independent contractors of each of the Company and the Company Subsidiaries earning in excess of $50,000 per annum.

         (b) Employment Agreements. Schedule 4.26(b) lists all Company Employment Agreements remaining executory in whole or in part on the date hereof, and the Company has provided RW with true, complete and correct copies of all those Company Employment Agreements. Neither the Company nor any Company Subsidiary is a party to any Material, oral Company Employment Agreement.

         (c) Other Compensation Plans. Schedule 4.26(c) lists all Other Compensation Plans either remaining executory at the date hereof or to become effective after the date hereof. The Company has provided RW with a true, correct and complete copy of each of those Other

Compensation Plans that is in writing and an accurate description of each of those Other Compensation Plans that is not written. Except as set forth in
Schedule 4.26(c), each of the Other Compensation Plans, including each that is a Welfare Plan, may be unilaterally amended or terminated by the Company or any Company Subsidiary without liability to any of them, except as to benefits accrued thereunder prior to that amendment or termination.

         (d) ERISA Benefit Plans. Schedule 4.26(d) (i) lists (A) each ERISA Pension Benefit Plan (1) the funding requirements of which (under Section 301 of ERISA or Section 412 of the Code) are, or at any time during the six-year period ending on the date hereof (the "Period") were, in whole or in part, directly or indirectly, the responsibility of the Company or any Company Subsidiary or (2) respecting which the Company or any Company Subsidiary is, or at any time during the Period was, a "contributing sponsor" or an "employer" as defined in Sections 4001(a)(13) and 3(5), respectively, of ERISA (each plan described in this clause
(A) being a "Company ERISA Pension Plan"), (B) each other ERISA Pension Benefit Plan respecting which an ERISA Affiliate is, or at any time during the Period was, such a "contributing sponsor" or "employer" (each plan described in this clause (B) being an "ERISA Affiliate Pension Plan") and (C) each other ERISA Employee Benefit Plan (other than a Welfare Plan or a plan described in (A) or (B) above) that is being, or at any time during the Period was, sponsored, maintained or contributed to by the Company or any Company Subsidiary (each plan described in this clause (C) and each Company ERISA Pension Plan being a "Company ERISA Benefit Plan"), (ii) states the termination date of each Company ERISA Benefit Plan and ERISA Affiliate Pension Plan that has been terminated during the Period and (iii) identifies for each ERISA Affiliate Pension Plan the relevant ERISA Affiliates. The Company has provided RW with (i) true, complete and correct copies of (A) each Company ERISA Benefit Plan, (B) each trust agreement related thereto and (C) all amendments to each Company ERISA Benefit Plan and trust agreement. Except as set forth in Schedule 4.26(d), (i) neither the Company nor any Company Subsidiary is, or at any time during the Period was, a member of any ERISA Group that currently includes, or included when the Company or a Company Subsidiary was a member, among its members any Person other than the Company and the Company Subsidiaries and (ii) no Person is an ERISA Affiliate (other than the Company or any Company Subsidiary in the case of any other Company Subsidiary or any Company Subsidiary in the case of the Company, if the Company and the Company Subsidiaries comprise an ERISA Group).

         (e) Employee Policies and Procedures. Schedule 4.26(e) lists all Employee Policies and Procedures. The Company has provided RW with a copy of all written Employee Policies and Procedures and a written description of all material unwritten Employee Policies and Procedures.

         (f) Unwritten Amendments. Except as described in Schedule 4.26(f), no material unwritten amendments have been made, whether by oral communication, pattern of conduct or otherwise, with respect to any of the Company Employment Agreements, Other Compensation Plans or Employee Policies and Procedures.

         (g) Employment Law Compliance. To the knowledge of the Company and the Primary Stockholders, each of the Company and the Company Subsidiaries has been and is in compliance in all Material respects with all applicable Governmental Requirements respecting employment and employment practices, terms and conditions of employment and wages and hours, and neither the Company nor any Company Subsidiary is liable for any arrears of wages or penalties for failure to comply with any of the foregoing. Neither the Company nor any Company Subsidiary has practiced or discriminated on the basis of race, color, religion, sex, national origin, age, veteran status, disability or handicap in its employment conditions or practices.

         Except as set forth in Schedule 4.26(g) of this agreement, (1) no claim for unpaid wages or overtime or for child labor or record keeping violations has been filed, threatened, or is pending under the Fair Labor Standards Act, Davis-Bacon Act, Walsh-Healey Act, or Service Contract Act or any other Federal, state, local or foreign law, regulation, or ordinance; (2) no discrimination and/or retaliation claim has been filed, threatened, or is pending against the Company under the 1866 or 1964 Civil Rights Acts, the Equal Pay Act, the Age Discrimination in Employment Act, as amended, the Americans with Disabilities Act, the Family and Medical Leave Act, the Fair Labor Standards Act, the Employee Retirement Security Act or any other Federal law or any comparable state fair employment practices act or foreign law regulating discrimination in the workplace; (3) if the Company is a Federal or State contractor obligated to develop and maintain an affirmative action plan, no discrimination claim, show cause notice, conciliation proceeding, sanctions or debarment proceeding has been filed, threatened, or is pending with Office of Federal Contract Compliance Programs ("OFCCP") or any other Federal agency or any comparable State or foreign agency or court and no desk audit or on-site review is in progress; (4) no citation has been issued by the Occupational Health and Safety Administration against the Company and no notice of contest or OSHA administrative enforcement proceeding involving the Company has been filed or is pending; (5) no workers' compensation or retaliation claim has been filed, threatened, or is pending against the Company; (6) no citation of the Company has occurred and no enforcement proceeding has been initiated or is pending under Federal or foreign immigration law; and/or (7) the Company has not taken any action which would constitute a "Mass Layoff" or "Plant Closing" within the meaning of the Worker Adjustment and Retraining Notification ("WARN") Act or otherwise trigger notice requirements or liability under any local or state plant closing notice law; and, to the extent any liability should arise between the date of this Agreement and the Closing as a result of employment actions by the Company, the Company will be solely responsible financially therefor.

         (h) Labor Compliance. Except as set forth in Schedule 4.26(h) of this Agreement, (1) employees of the Company have not been and are not represented by a union, labor organization or collective bargaining unit which was either National Labor Relations Board ("NLRB") or National Mediation Board ("NMB") certified or voluntarily recognized or recognized under foreign law; (2) the Company has not been and is not a signatory to a collective bargaining agreement with any union, labor organization or collective bargaining unit; (3) no representation election petition has been filed by employees of the Company or is pending with the NLRB or NMB and no union organizing campaign involving employees of the Company has occurred, is threatened, or is in progress; (4) no NLRB unfair labor practice charges or Litigation alleging such claims have been filed or, to the knowledge of the Company and the Primary Stockholders, threatened and/or are presently pending against the Company or any labor organization representing its employees; (5) no grievance or arbitration demand (or "minor dispute"), whether or not filed pursuant to a collective bargaining agreement, has been filed or, to the knowledge of the Company and the Primary Stockholders, threatened or is pending against the Company; (6) no handbilling, picketing, work stoppage (sympathetic or otherwise), or other "concerted action" involving the employees of the Company has occurred, is, to the knowledge of the Company and the Primary Stockholders, threatened or is in progress; and/or (7) no breach of contract and/or denial of fair representation claim has been filed or is pending against the Company and/or any labor organization representing its employees.

         (i) No Aliens. All employees of each of the Company and the Company Subsidiaries are citizens of, or are authorized in accordance with federal immigration laws to be employed in, the United States.

         (j) Change of Control Benefits. Except as set forth in Schedule 4.26(j), neither the Company nor any of the Company Subsidiaries is a party to any agreement, or has established any policy, practice or program, requiring any of them to make a payment or provide any other form of compensation or benefit or vesting rights to any person performing services for the Company or any of the Company Subsidiaries that would not be payable or provided in the absence of this Agreement or the consummation of the transactions contemplated by this Agreement, including any parachute payment under Section 280G of the Code.

         (k) Retirees. Neither the Company nor any of the Company Subsidiaries has any obligation or commitment to provide medical, dental or life insurance benefits to or on behalf of any of its employees following termination of employment or to any of its former employees who have terminated employment except as may be required pursuant to the continuation of coverage provisions of
Section 4980B of the Code and the applicable parallel provisions of ERISA.

         (q) The Company has provided RW with a copy of the Company's policy for providing leaves of absence under the Family and Medical Leave Act ("FMLA") and has identified (i) each employee who is eligible to request FMLA leave; (ii) the amount of FMLA leave utilized by each such employee during the current leave year; (iii) each employee who is on FMLA leave at the IPO Closing Date and his or her job title and description, salary and benefits; (iv) each employee who has requested FMLA leave to begin after the IPO Closing Date; a description of the leave requested; and (v) a copy of all notices provided to such employee regarding that leave.

         Section 4.27.  Compliance with ERISA, Etc.

         (a) Compliance. Each of the Company ERISA Benefit Plans and Other Compensation Plans (each, a "Plan") and each ERISA Affiliate Pension Plan (i) is and has at all times been in substantial compliance with all applicable provisions of the Code and ERISA, as well as with all other applicable Governmental Requirements, and (ii) is and has been administered, operated and managed in accordance with its governing documents.

         (b) Qualification. All Plans that are intended to qualify under Section 401(a) of the Code (the "Qualified Plans") are so qualified and the current form of each such Plan has been determined by the IRS to be so qualified (or application for a determination letter on the current form of the Plan either has been timely submitted to the IRS or the remedial amendment period with respect to any plan provision that has not been considered by the IRS will not expire within 120 days after the Effective Time). The Company has provided RW with true, complete and correct copies of the most current plan determination letters, most recent actuarial valuation reports, if any, most recent Form 5500, or, as applicable, Form 5500-C/R, filed with respect to each such Qualified Plan and most recent trustee or custodian report. To the extent that any Qualified Plans have not been amended to comply with applicable Governmental Requirements, the remedial amendment period permitting retroactive amendment of these Qualified Plans has not expired and will not expire within 120 days after the Effective Time. All reports and other documents required to be filed with any governmental agency or distributed to plan participants or beneficiaries (including annual reports, summary annual reports, actuarial reports, PBGC-1 Forms, audits or Returns) have been timely filed or distributed.

         (c) No Prohibited Transactions, Etc. None of the Stockholders, any Plan or the Company or any Company Subsidiary has engaged in any Prohibited Transaction. No Plan and no ERISA Affiliate Pension Plan has incurred an accumulated funding deficiency, as defined in Section 412(a) of the Code and
Section 302(a) of ERISA, and no circumstances exist pursuant to which the Company or any Company Subsidiary could have any direct or indirect liability whatsoever (including being subject to any statutory Lien to secure payment of any such liability), to the PBGC under Title IV of ERISA or to the IRS for any excise tax or penalty with respect to any Plan or ERISA Affiliate Pension Plan.
Further:

                      (i) there have been no terminations, partial terminations or discontinuances of contributions to any Qualified Plan without a determination by the IRS that such action does not adversely affect the tax-qualified status of that plan;

                      (ii)  no Termination Event has occurred;

                      (iii) no Reportable Event has occurred that was not properly reported;

                      (iv) the valuation of assets of any Company ERISA Pension Plan and any ERISA Affiliate Pension Plan, as of the Effective Time, shall equal or exceed the actuarial present value of all "benefit liabilities" (within the meaning of Section 4001(a)(16) of ERISA) under that plan in accordance with the assumptions contained in the Regulations of the PBGC governing the funding of terminated defined benefit plans;

                      (v) with respect to "group health plans" under Section 4980B of the Code or Section 607(l) or 609 of ERISA and related regulations (relating to the benefit continuation rights imposed by "COBRA" or qualified medical child support orders), the Company, each Company Subsidiary and the Stockholders have complied (and at the Effective Time will have complied) in all material respects with all reporting, disclosure, notice, election and other benefit continuation and coverage requirements imposed thereunder as and when applicable to those plans, and neither the Company nor any Company Subsidiary has incurred (or will incur) any direct or indirect liability or is (or will be) subject to any loss, assessment, excise tax penalty, loss of federal income tax deduction or other sanction, arising on account of or in respect of any direct or indirect failure by any Person, at any time prior to the Effective Time, to comply with any such federal or state benefit continuation or coverage requirement, which is capable of being assessed or asserted before or after the Effective Time directly or indirectly against the Company, any Company Subsidiary, any Stockholder, the Surviving Corporation or RW with respect to any group health plan;

                      (vi) the Financial Statements as of the Current Balance Sheet Date properly reflect the approximate total pension, medical and other benefit (or will incur) liability for all Plans, and no material funding changes or irregularities are reflected thereon which would cause those Financial Statements to be not representative of prior periods; and

                      (vii) neither the Company nor any Company Subsidiary has incurred (or will incur) liability under Section 4062 of ERISA.

         (d) Multiemployer Plans. Except as set forth in Schedule 4.27(d), neither the Company nor any Company Subsidiary, and no ERISA Affiliate of any of them, is, or at any time during the six-year period ended on the date hereof was, obligated to contribute to a Multiemployer Plan. Neither the Company nor any Company Subsidiary, and no ERISA Affiliate of any of them, has made a complete or partial withdrawal from a Multiemployer Plan so as to incur withdrawal liability as defined in Section 4201 of ERISA.

         (e) Claims and Litigation. Except as accurately set forth in Schedule 4.27(e), no Litigation or claims (other than routine claims for benefits) are pending or, to the knowledge of the Company, threatened against, or with respect to, any of the Plans or with respect to any fiduciary, administrator or sponsor thereof (in their capacities as such), or any party-in-interest thereof.

         (f) Excise Taxes, Damages and Penalties. No act, omission or transaction has occurred that would result in the imposition on the Company or any Company Subsidiary of (i) breach of fiduciary duty liability damages under
Section 409 of ERISA, (ii) a civil penalty assessed pursuant to subsection (c),
(i) or (l) of Section 502 of ERISA or (iii) any excise tax under applicable provisions of the Code with respect to any Plan.

         (g) VEBA Welfare Trust. Any trust funding a Plan, which is intended to be exempt from federal income taxation pursuant to Section 501(c)(9) of the Code, satisfies the requirements of that section and has received a favorable opinion letter from the IRS regarding that exempt status and has not, since receipt of the most recent favorable opinion letter, been amended or operated in a way that would adversely affect that exempt status.

         Section 4.28.  Taxes.

         (a) Each of the following representations and warranties in this
Section 4.28 is qualified to the extent set forth in Schedule 4.28.

         (b) (i) All Returns required to be filed with respect to any Tax for which any of the Company and the Company Subsidiaries is liable have been duly and timely filed with the appropriate Taxing Authority, (ii) each Tax shown to be payable on each such Return has been paid, and (iii) each Tax payable by the Company or a Company Subsidiary by assessment has been timely paid in the amount assessed and adequate reserves have been established on the consolidated books of the Company and the Company Subsidiaries for all Taxes for which any of the Company and the Company Subsidiaries is liable, but the payment of which is not yet due. Neither the Company nor any Company Subsidiary is, or ever has been, liable for any Tax payable by reason of the income or property of a Person other than the Company or a Company Subsidiary. Each of the Company and the Company Subsidiaries has timely filed true, correct and complete declarations of estimated Tax in each jurisdiction in which any such declaration is required to be filed by it. No Liens for Taxes exist upon the assets of the Company or any Company Subsidiary except Liens for Taxes which are not yet due. Neither the Company nor any Company Subsidiary is, or ever has been, subject to Tax in any jurisdiction outside of the United States. No Litigation with respect to any Tax for which the Company or any Company Subsidiary is asserted to be liable is pending or, to the knowledge of the Company or any Stockholder, threatened and no basis which the Company or any Stockholder believes to be valid exists on which any claim for any such Tax can be asserted against the Company or any Company Subsidiary. There are no requests for rulings or determinations in respect of any taxes pending between the Company or any Company Subsidiary and any Taxing Authority. No extension of any period during which any Tax may be assessed or collected and for which the Company or any Company Subsidiary is or may be liable has been granted to any Taxing Authority. Neither the Company nor any Company Subsidiary is or has been a party to any tax allocation or sharing agreement. All amounts required to be withheld by any of the Company and the Company Subsidiaries and paid to governmental agencies for income, social security, unemployment insurance, sales, excise, use and other Taxes have been collected or withheld and paid to the proper Taxing Authority. The Company and each Company Subsidiary have made all deposits required by law to be made with respect to employees' withholding and other employment taxes.

         (c) Neither the Company nor any Stockholder is a "foreign person," as that term is referred to in Section 1445(f)(3) of the Code.

         (d) The Company has not filed a consent pursuant to Section 341(f) of the Code or any comparable provision of any other tax statute and has not agreed to have Section 341(f)(2) of the Code or any comparable provision of any other tax statute apply to any disposition of an asset. The Company has not made, is not obligated to make and is not a party to any agreement that could require it to make any payment that is not deductible under Section 280G of the Code. No asset of the Company or of any Company Subsidiary is subject to any provision of applicable law which eliminates or reduces the allowance for depreciation or amortization in respect of that asset below the allowance generally available to an asset of its type. No accounting method changes of the Company or of any Company Subsidiary exist or are proposed or threatened which could give rise to an adjustment under Section 481 of the Code.

         Section 4.29. Government Contracts. Except as set forth in Schedule 4.29, neither the Company nor any Company Subsidiary is a party to any governmental contract subject to price redetermination or renegotiation.

         Section 4.30. Absence of Changes. Since the Current Balance Sheet Date, except as set forth in Schedule 4.30, none of the following has occurred with respect to the Company or any Company Subsidiary:

         (a) any circumstance, condition, event or state of facts (either singly or in the aggregate), other than conditions generally affecting the railroad construction and maintenance businesses, which has caused, is causing or will cause a Material Adverse Effect on the Company;

         (b) any change in its authorized Capital Stock or in any of its outstanding Capital Stock or Derivative Securities;

         (c) any Restricted Payment, except any declaration or payment of dividends by any Company Subsidiary solely to the Company;

         (d) any increase in, or any commitment or promise to increase, the rates of Cash Compensation as of the date hereof, or the amounts or other benefits paid or payable under any Company ERISA Pension Plan or Other Compensation Plan, except for ordinary and customary bonuses and salary increases for employees (other than the Stockholders or their Immediate Family Members) at the times and in the amounts consistent with its past practice;

         (e) any work interruptions, labor grievances or claims filed, or any similar event or condition of any character, that will have a Material Adverse Effect on the Surviving Corporation following the Effective Time;

         (f) any distribution, sale or transfer of, or any Company Commitment to distribute, sell or transfer, any of its assets or properties of any kind which singly is or in the aggregate are Material to the Company, other than distributions, sales or transfers in the ordinary course of its business and consistent with its past practices to Persons other than the Stockholders and their Immediate Family Members and Affiliates;

         (g) any cancellation, or agreement to cancel, any Indebtedness, obligation or other liability owing to it, including any Indebtedness, obligation or other liability of any Stockholder or any Related Person or Affiliate thereof, provided that it may negotiate and adjust bills in the course of good faith disputes with customers in a manner consistent with past practice, if all those adjustments are included in the Supplemental Information provided RW pursuant to Section 6.08;

         (h) any plan, agreement or arrangement granting any preferential rights to purchase or acquire any interest in any of its assets, property or rights or requiring consent of any Person to the transfer and assignment of any such assets, property or rights;

         (i) any purchase or acquisition of, or agreement, plan or arrangement to purchase or acquire, any property, rights or assets outside of the ordinary course of its business consistent with its past practices;

         (j) any waiver of any of its rights or claims that singly is or in the aggregate are Material to the Company;

         (k) any transaction by it outside the ordinary course of its business or not consistent with its past practices;

         (l) any incurrence by it of any Indebtedness or any Guaranty not constituting its Indebtedness, or any Company Commitment to incur any Indebtedness or any such Guaranty;

         (m) any investment in the Capital Stock, Derivative Securities or Indebtedness of any Person other than a Permitted Investment;

         (n) except in accordance with the Company's consolidated capital expenditure budget for the Company's current fiscal year, any capital expenditure or series of related capital expenditures by the Company and the Company Subsidiaries collectively in excess of $25,000 (except with respect to Comstock such amount shall be $250,000), or commitments by the Company and the Company Subsidiaries to make capital expenditures totaling in excess of $25,000 (except with respect to Comstock such amount shall be $250,000); or

         (o) any cancellation or termination of a Material Agreement of the Company.

         Section 4.31. Bank Relations; Powers of Attorney. The Company has provided RW with an accurate, complete written statement setting forth:

         (a) the name of each financial institution in which the Company or any Company Subsidiary has borrowing or investment arrangements, deposit or checking accounts or safe deposit boxes;

         (b) the types of those arrangements and accounts, including, as applicable, names in which accounts or boxes are held, the account or box numbers and the name of each Person authorized to draw thereon or have access thereto; and

         (c) the name of each Person holding a general or special power of attorney from the Company or any Company Subsidiary and a description of the terms of each such power.

         Section 4.32. Relations with Governments, Etc. Neither the Company nor any Company Subsidiary has made, offered or agreed to offer anything of value to any governmental official, political party or candidate for government office which would cause the Company or any Company Subsidiary to be in violation of the Foreign Corrupt Practices Act of 1977 or any Governmental Requirement to a similar effect.

         Section 4.33. Product Quality, Warranty Claims, Product Liability. Except as set forth on Schedule 4.33 and except as may be fully covered by the Retainages, all products and services sold, rented, leased, provided or delivered by the Company and the Company Subsidiaries to customers on or prior to the IPO Closing Date conform or will conform to applicable contractual commitments, express and implied warranties, product and service specifications and quality standards, and, to the knowledge of the Company and the Primary Stockholders, the Company has no liability for any damages in connection therewith. No product or service sold, leased, rented, provided or delivered by the Company and the Company Subsidiaries to customers on or prior to the IPO Closing Date is subject to any guaranty, warranty or other indemnity beyond the applicable standard terms and conditions of sale, rent or lease, including those contained in the contract covering the provision of such services and products. Except as set forth on Schedule 4.33, to the knowledge of the Company and the Primary Stockholders the Company and the Company Subsidiaries have no liability not fully covered by insurance arising out of any injury to a person or property as a result of the ownership, possession, provision or use of any equipment, product or service sold, rented, leased, provided or delivered by the Company or any Company Subsidiary on or prior to the IPO Closing Date.

         Section 4.34. Electrical Trade Unions. Except as set forth in Section 8.08, (1) employees of the Company have been and are not represented by a union, labor organization or collective bargaining unit which performs work in the electrical trade which was either National Labor Relations Board ("NLRB") or National Mediation Board ("NMB") certified or voluntarily recognized under federal law; (2) the Company has not been and is not a signatory to a collective bargaining agreement with any union, labor organization or collective bargaining unit which performs work in the electrical trade; and (3) no representation election petition has been filed by employees of the Company or is pending with the NLRB or NMB and no union organizing campaign involving employees of the Company has occurred, is threatened, or is in progress with a union which performs work in the electrical trade.

         Section 4.35. RW Corporate Expenses. The Company has contributed to, and hereby agrees to continue to contribute to, the interim monthly corporate budget of RW (which budget shall be equal to $33,000 per month until the IPO Closing Date).

                                    ARTICLE V

                 REPRESENTATIONS AND WARRANTIES OF RW AND NEWCO

         Section 5.02. Organization; Power. RW is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, and each of RW and Newco has all requisite corporate power and authority under the laws of its Organization State and its Charter Documents to own or lease and to operate its properties presently and following the Effective Time and to carry on its business as now conducted and as proposed to be conducted following the Effective Time. Neither RW nor Newco has engaged in any operations since its organization other than in connection with their formation and capitalization and the transactions contemplated by this Agreement and the Other Agreements.

         Section 5.03. Authorization; Enforceability; Absence of Conflicts; Required Consents.

         (a) The execution, delivery and performance by each of RW and Newco of this Agreement and each other Transaction Document to which it is a party, and the effectuation of the Merger and the other transactions contemplated hereby and thereby, are within its corporate power under its Charter Documents and the applicable Governmental Requirements of its Organization State and have been duly authorized by all proceedings, including actions permitted to be taken in lieu of proceedings, required under its Charter Documents and the applicable Governmental Requirements of its Organization State.

         (b) This Agreement has been, and each of the other Transaction Documents to which either of RW or Newco is a party, when executed and delivered to the other parties thereto (or, in the case of the Certificates of Merger, the applicable Governmental Authorities), will have been, duly executed and delivered by it and is, or when so executed and delivered will be, its legal, valid and binding obligation, enforceable against it in accordance with its terms, except as that enforceability may be (i) limited by any applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally and (ii) subject to general principles of equity (regardless of whether that enforceability is considered in a proceeding in equity or at law).

         (c) The execution, delivery and performance in accordance with their respective terms by each of RW and Newco of the Transaction Documents to which it is a party have not and will not (i) violate, breach or constitute a default under (A) the Charter Documents of RW or Newco, (B) any Governmental Requirement applicable to RW or Newco or (C) any Material Agreement of RW or Newco, (ii) result in the acceleration or mandatory prepayment of any Indebtedness, or any Guaranty not constituting Indebtedness, of RW or Newco or afford any holder of any of that Indebtedness, or any beneficiary of any of those Guaranties, the right to require RW or Newco to redeem, purchase or otherwise acquire, reacquire or repay any of that Indebtedness, or to perform any of those Guaranties, (iii) cause or result in the imposition of, or afford any Person the right to obtain, any Lien upon any property or assets of RW or Newco (or upon any revenues, income or profits of either RW or Newco therefrom) or (iv) result in the revocation, cancellation, suspension or material modification, individually or in the aggregate, of any Governmental Approval possessed by RW or Newco at the date hereof and necessary for the ownership or lease and the operation of its properties or the carrying on of its business as now conducted, including any necessary Governmental Approval under each applicable Environmental Law and Professional Code.

         (d) Except for (i) the filing of the Certificates of Merger with the applicable Governmental Authorities, (ii) filings of the Registration Statement under the Securities Act and the SEC order declaring the Registration Statement effective under the Securities Act and (iii) as may be required by the HSR Act or the applicable state securities or blue sky laws, no Governmental Approvals are required to be obtained, and no reports or notices to or filings with any Governmental Authority are required to be made for the execution, delivery or performance by RW or Newco of the Transaction Documents to which it is a party, the enforcement against RW or Newco, as the case may be, of its obligations thereunder or the effectuation of the Merger and the other transactions contemplated thereby.

         Section 5.04. Charter Documents and Records; No Violation. RW has caused true, complete and correct copies of the Charter Documents, each as in effect on the date hereof, and the minute books and similar corporate or other Entity records of each of RW and Newco to be delivered or otherwise made available to the Company of each of RW and Newco. No breach or violation of any Charter Document of either RW or Newco has occurred and is continuing.

         Section 5.05. No Defaults. No condition or state of facts exists, or, with the giving of notice or the lapse of time or both, would exist, which (a) entitles any holder of any outstanding Indebtedness, or any Guaranty not constituting Indebtedness, of RW or Newco, or a representative of that holder, to accelerate the maturity, or require a mandatory prepayment, of that Indebtedness or Guaranty, or affords that holder or its representative, or any beneficiary of that Guaranty, the right to require RW or Newco to redeem, purchase or otherwise acquire, reacquire or repay any of that Indebtedness, or to perform that Guaranty in whole or in part, (b) entitles any Person to obtain any Lien (other than a Permitted Lien) upon any properties or assets of RW or Newco (or upon revenues, income or profits of RW or Newco or (c) constitutes a violation or breach of, or a default under, any Material Agreement of RW or Newco.

         Section 5.06. Subsidiaries. Immediately prior to the IPO Closing Date,
(a) RW will have no Subsidiaries other than Newco, each Entity defined as "Newco" in each of the Other Agreements and each Subsidiary of any such Entity,
(b) Newco will have no Subsidiaries except for Subsidiaries of the Company and
(c) neither RW nor Newco will own, of record or beneficially, directly or indirectly through any Person or otherwise (except pursuant hereto or to the Other Agreements), any Capital Stock or Derivative Securities of any Entity not described in this Section 5.06 as a Subsidiary of RW (in the case of RW) or any Entity (in the case of Newco).

         Section 5.07.  Capital Stock of RW and Newco.

         (a) Immediately prior to the Effective Time, (i) the authorized Capital Stock of RW will be comprised of (A) 100,000,000 shares of RW Common Stock and
(B) 10,000,000 shares of preferred stock, $.01 par value per share, (ii) before giving effect to the Merger and the merger or other acquisition transactions contemplated by the Other Agreements, (A) the number of shares of RW Common Stock then issued and outstanding will be as set forth in the Registration Statement when it becomes effective under the Securities Act, (B) no shares of the RW preferred stock then will be issued or outstanding (and RW has no current intention to issue any shares of preferred stock) and (C) RW will have reserved for issuance pursuant to Other Compensation Plans or the exercise of Derivative Securities the number of shares of RW Common Stock set forth in the Registration Statement when it becomes effective under the Securities Act.

         (b) The authorized Capital Stock of Newco is comprised of 100 shares of Newco Common Stock, all of which shares are issued, outstanding and owned, of record and beneficially, by RW.

         (c) All shares of RW Common Stock and Newco Common Stock outstanding immediately prior to the Effective Time, and all shares of RW Common Stock to be issued pursuant to Sections 2.04 and 2.05, when issued, (i) will have been duly authorized and validly issued in accordance with the DGCL and their issuer's Charter Documents and (ii) will be fully paid and nonassessable. None of the shares of RW Common Stock to be issued pursuant to Section 2.04 will, when issued, have been issued in breach or violation of (i) any applicable statutory or contractual preemptive rights, or any other rights of any kind (including any rights of first offer or refusal), of any Person or (ii) the terms of any of its Derivative Securities then outstanding.

         Section 5.08. Liabilities. Except as disclosed in the Private Placement Memorandum, neither RW nor Newco has any Material liabilities of any kind other than those incurred in connection with this Agreement and the Other Agreements and the transactions contemplated hereby and thereby.

         Section 5.09. Compliance with Laws; No Litigation. To the knowledge of RW, each of RW and Newco is in compliance with all Governmental Requirements applicable to it. No Litigation is pending or, to the knowledge of RW, threatened to which RW or Newco is or may become a party which (a) questions or involves the validity or enforceability of any obligation of RW or Newco under any Transaction Document, (b) seeks (or reasonably may be expected to seek) (i) to prevent or delay consummation by RW or Newco of the transactions contemplated by this Agreement to be consummated by RW or Newco, as the case may be, or (ii) damages from RW or Newco in connection with any such consummation.

         Section 5.10. Private Placement Memorandum. At the date hereof, the Private Placement Memorandum (other than the historical financial statements, including the notes thereto, of the Founding Companies (other than the Company), information regarding the number of shares to be sold in the IPO and the price of such shares and the historical information contained therein respecting the Company and the Stockholders, to which this Section 5.10 does not apply) does not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements contained therein not materially misleading in the light of the circumstances under which those statements are made.

         Section 5.11.  Disclosure.

         (a) As of the date hereof, all information that has been made available to the Company by RW or RW's independent public accountant or legal counsel prior to the date of this Agreement in connection with the transactions contemplated hereby is, taken together, true and correct in all Material respects (other than financial budgets and projections) and, to the knowledge of RW, does not contain any untrue statement of a Material fact or omit to state a Material fact necessary in order to make the statements contained therein not materially misleading in light of the circumstances under which those statements were made.

         (b) All Information that is made available after the date hereof from time to time prior to the Effective Time to the Company by RW or RW's independent public accountant or legal counsel in connection with or pursuant to this Agreement, any other Transaction Document or the transactions contemplated hereby or thereby will be, when made available and taken together, true and correct in all Material respects (other than financial budgets and projections) and, to the knowledge of RW, does not contain any untrue statement of a Material fact or omit to state a Material fact necessary in order to make the statements contained therein not materially misleading in light of the circumstances under which those statements were made.

         (c) All financial budgets and projections that have been or are hereafter from time to time prepared by RW or any of its Representatives and made available prior to the Effective Time to the Company pursuant to or in connection with this Agreement, any other Transaction Document or the transactions contemplated hereby or thereby have been and will be prepared and furnished to the Company in good faith and were and will be based on facts and assumptions that are believed by management of RW to be reasonable in light of the then current and foreseeable business conditions of RW and represented and will represent management's good faith estimate of the consolidated projected financial performance of RW based on the information available at the time so furnished.

         Section 5.12. Commitments. RW has provided the Company with complete and accurate copies of each of the following to which RW is a party or by which any of its properties is bound and which presently remains executory in whole or in any part:

         (a) each Material contract, agreement or other instrument relating to RW's ownership or rental of any real property;

         (b) each Material contract, agreement or other instrument relating to RW's ownership or lease of Property, Plant and Equipment;

         (c) a list of all Proprietary Rights which RW owns or has the legal right to use and a copy of each Material contract, agreement or other instrument relating thereto;

         (d) each contract, agreement, plan or other instrument relating to the employment of any Person by RW;

         (e) each contract, agreement, plan or other instrument relating to insurance;

         (f) each contract, agreement, plan or other instrument governed by ERISA;

         (g) all written Employee Policies and Procedures;

         (h) each contract, agreement, plan or other instrument that would take effect upon the change in control of RW;

         (i) each other agreement, contract or other instrument that is Material to RW;

         (j) a written description of each oral contract, agreement or other instrument that, if written, would be provided to the Company in accordance with this Section 5.11; and

         (k) a copy of each Material written contract, agreement, or other instrument to which RW is a party that is executed prior to the IPO Closing Date.

         Section 5.13. Proprietary Rights. RW has, or will have as of the IPO Closing Date, all Proprietary Rights necessary to carry on the businesses in which it is or will be engaged following the Merger.

         Section 5.14. Insurance. RW has, or will have as of the IPO Closing Date, all insurance of every kind necessary to carry on the businesses in which it is or will be engaged following the Merger.

         Section 5.15. Due Diligence. RW and its duly authorized representatives have been afforded access to the offices, files and books of account of the Company (with the exception of the Company's customer lists) for the purpose of conducting an investigation of the Company's financial condition, status, liabilities and other matters relating to the Company's business. Nothing has come to the attention of RW or its duly authorized representatives during the course of their due diligence or otherwise to indicate that: (i) representations and warranties made by the Company and the Stockholders herein are false or incorrect in any Material respect, and (ii) the representations and warranties made in the Other Agreements by the "Company" and/or "Stockholders" as each is defined in the Other Agreements are false or incorrect in any Material respect.

         Section 5.16. Registration Statement. To the knowledge of RW, there exist no facts or circumstances that would Materially inhibit or delay the preparation and filing of a Registration Statement with the SEC under the Securities Act in connection with the IPO.

         Section 5.17. Registration Rights Agreements. Except as set forth in certain executive employment agreements, RW is not a party to any agreement pursuant to which it has agreed to register shares of RW's Capital Stock.

                                   ARTICLE VI

                    COVENANTS EXTENDING TO THE EFFECTIVE TIME

         Section 6.02.  Access and Cooperation; Due Diligence.

         (a) From the date hereof and until the IPO Closing Date, the Company will (i) afford to the Representatives of RW and each Other Founding Company reasonable access upon prior notice and during regular business hours to all the key employees, sites, properties, books and records of each of the Company and the Company Subsidiaries, (ii) provide RW with such additional financial and operating data and other information relating to the business and properties of each of the Company and the Company Subsidiaries as RW or any Other Founding Company may from time to time reasonably request and (iii) cooperate with RW and each Other Founding Company and their respective Representatives in the preparation of any documents or other material which may be required in connection with any Transaction Documents or any Other Transaction Documents. Each Stockholder and the Company will treat all Confidential Information obtained by them in connection with the negotiation and performance of this Agreement or the due diligence investigations conducted with respect to each Other Founding Company as confidential in accordance with the provisions of
Section 11.01. In addition, RW will cause each Other Founding Company to enter into a provision similar to this Section 6.02 in order to require each Other Founding Company (i) to afford to the Representatives of the Company and the other Founding Companies reasonable access, upon prior notice and during business hours, to all the key employees, sites, properties, books and records of each Other Founding Company, (ii) provide the Company and the other Founding Companies with such additional financial and operating data and other information relating to the business and properties of each Other Founding Company as the Company may from time to time reasonably request and (iii) to keep confidential any Confidential Information respecting any of the Company and the Company Subsidiaries obtained by that Other Founding Company.

         (b) Each of the parties hereto will use its best efforts to secure, as soon as practicable after the date hereof, all approvals or consents of third Persons as may be necessary to consummate the transactions contemplated hereby.

         (c) From the date hereof and until the IPO Closing Date, RW and Newco will (i) afford to the Representatives of the Company and the Stockholders access to all sites, properties, books and records of RW and Newco, (ii) provide the Company with such additional financial and operating data and other information relating to the business and properties of RW and Newco as the Company or any Stockholder may from time to time reasonably request and (iii) cooperate with the Company and the Stockholders and their respective Representatives in the preparation of any documents or other material which may be required in connection with any Transaction Documents.

         (d) If this Agreement is terminated pursuant to Section 12.01, RW promptly will return all written Confidential Information of the Company it then possesses to the Company and will use commercially reasonable efforts to cause each Other Founding Company to do the same.

         Section 6.03. Conduct of Business Pending Closing. From the date hereof and until the Effective Time, the Company will, and will cause each Company Subsidiary to, except as and only to the extent set forth in Schedule 6.03:

         (a) carry on its businesses in substantially the same manner as it has heretofore and not introduce any material new method of management, operation or accounting;

         (b) maintain its properties and facilities, including those held under leases, in as good working order and condition as at present, ordinary wear and tear excepted;

         (c) perform all its obligations under agreements relating to or affecting its assets, properties and other rights;

         (d) keep in full force and effect without interruption all its present insurance policies or other comparable insurance coverage;

         (e) use reasonable commercial efforts to (i) maintain and preserve its business organization intact, (ii) retain its present employees and (iii) maintain its relationships with suppliers, customers and others having business relations with it;

         (f) comply with all applicable Governmental Requirements; and

         (g) except as required or expressly permitted by this Agreement, maintain the instruments and agreements governing its outstanding Indebtedness and leases on their present terms and not enter into new or amended Indebtedness or lease instruments or agreements involving amounts over $10,000 in any case or $100,000 in the aggregate (except with respect to Comstock this amount shall be $25,000 in any case or $250,000 in the aggregate), without the prior written consent of RW (which consent will not be unreasonably withheld), provided however, that the Company may continue to make borrowings and repayments under its existing credit facility consistent with past practice.

         Section 6.04. Prohibited Activities. From the date hereof and until the Effective Time, except as set forth on Schedule 6.04, without the prior written consent of RW or unless as required or expressly permitted by this Agreement, the Company will not, and will not permit any Company Subsidiary to:

         (a) make any change in its Charter Documents;

         (b) issue any of its Capital Stock or issue or otherwise create any of its Derivative Securities;

         (c) make any Restricted Payment;

         (d) make any investments (other than Permitted Investments) in the Capital Stock, Derivative Securities or Indebtedness of any Person;

         (e) enter into any contract or commitment or incur or agree to incur any liability or make any capital expenditures in a single transaction or a series of related transactions involving an aggregate amount of more than $25,000 otherwise than in the ordinary course of its business and consistent with its past practice;

         (f) increase or commit or promise to increase the Cash Compensation payable or to become payable to any officer, director, stockholder, employee or agent, consultant or independent contractor of any of the Company and the Company Subsidiaries or make any discretionary bonus or management fee payment to any such Person, except bonuses or salary increases to employees (other than the Stockholders or their Immediate Family Members) at the times and in the amounts consistent with its past practice;

         (g) create, assume or permit to be created or imposed any Liens (other than Permitted Liens) upon any of its assets or properties, whether now owned or hereafter acquired, except for purchase money Liens incurred in connection with the acquisition of equipment with an aggregate cost not in excess of $10,000 (except with respect to Comstock this amount shall be $100,000) and necessary or desirable for the conduct of the business of any of the Company and the Company Subsidiaries;

         (h) (i) adopt, establish, amend or terminate any ERISA Employee Benefit Plan, or any Other Compensation Plan or Employee Policies and Procedures or

             (ii) take any discretionary action, or omit to take any contractually required action, if that action or omission could either (A) deplete the assets of any ERISA Employee Benefit Plan or any Other Compensation Plan or (B) increase the liabilities or obligations under any such plan;

         (i) sell, assign, lease or otherwise transfer or dispose of any of its owned or leased property or equipment otherwise than in the ordinary course of its business and consistent with its past practice;

         (j) negotiate for the acquisition of any business or the start-up of any new business;

         (k) merge, consolidate or effect a share exchange with, or agree to merge, consolidate or effect a share exchange with, any other Entity;

         (l) waive any of its material rights or claims, provided that it may negotiate and adjust bills in the course of good faith disputes with customers in a manner consistent with past practice, but such adjustments will not be deemed to be included in Schedule 4.17 unless specifically listed in the Supplemental Information;

         (m) commit a material breach of or amend or terminate any Material Agreement of the Company or any of its Governmental Approvals; or

         (n) enter into any other transaction (i) outside the ordinary course of its business and consistent with its past practice or (ii) prohibited hereby.

         Section 6.05.  No Shop; Release of Directors.

         (a) Each of the Company and the Stockholders agrees that, from the date hereof and until the first to occur of the Effective Time or the termination of this Agreement in accordance with Article XII, neither the Company nor any Stockholder, nor any of their respective officers and directors shall, and the Company and each Stockholder will direct and use their best efforts to cause each of their respective Representatives not to, initiate, solicit or encourage, directly or indirectly, any inquiries or the making or implementation of any proposal or offer (including any proposal or offer to the Stockholders) with respect to a merger, acquisition, consolidation or similar transaction involving, or any purchase of all or any significant portion of the assets or any equity securities of, the Company (any such proposal or offer being an "Acquisition Proposal") or engage in any activities, discussions or negotiations concerning, or provide any Confidential Information respecting, the Company, any Other Founding Company or RW to, or have any discussions with, any Person relating to an Acquisition Proposal or otherwise facilitate any effort or attempt to make or implement an Acquisition Proposal. The Company and each Stockholder will: (i) immediately cease and cause to be terminated any existing activities, discussions or negotiations with any Persons conducted heretofore with respect to any of the foregoing, and each will take the steps necessary to inform the Persons referred to in the first sentence of this Section 6.05(a) of the obligations undertaken in this Section 6.05(a); and (ii) notify RW immediately if any such inquiries or proposals are received by, any such information is requested from or any such discussions or negotiations are sought to be initiated or continued with the Company or any Stockholder.

         (b) Each of the Company and the Stockholders hereby (i) waives every right, if any, the Governmental Requirements of the Company's Organization State afford the Company or Stockholders to require the Company's directors (or their equivalents if the Company is not a corporation), in the exercise of their fiduciary duties in their capacity as such, to engage in any of the activities prohibited by this Section 6.05 and (ii) releases each such person from any and all liability he might otherwise have to the Company or any Stockholders but for this release.

         Section 6.06. Notice to Bargaining Agents. Prior to the IPO Closing Date, the Company will (a) satisfy any requirement for notice of the transactions contemplated by this Agreement under applicable collective bargaining agreements and (b) provide RW with proof that any required notice has been sent.

         Section 6.07. Notification of Certain Matters. The Stockholders and the Company shall give prompt notice to RW of (a) the existence or occurrence of each condition or state of facts which will or reasonably could be expected to cause any representation or warranty of the Company or any

Stockholder contained herein to be untrue or incorrect in any Material respect at or prior to the Delivery Date or on the IPO Closing Date and (b) any material failure of any Stockholder or the Company to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by that Person hereunder, provided that no such notice shall be required until RW shall give notice to the Company and the Stockholders of the Delivery Date, with respect to the occurrence in the ordinary course of business and consistent with past practice of the Company or any Company Subsidiary, as the case may be, of any condition or state of facts which would cause any information set forth in Schedules 4.16, 4.17, 4.18, 4.19 and 4.21 to be incorrect. RW shall give prompt notice to the Company of (a) the existence or occurrence of each condition or state of facts which will or reasonably could be expected to cause any representation or warranty of RW or Newco contained herein to be untrue or incorrect in any Material respect at or prior to the Delivery Date or on the IPO Closing Date and (b) any material failure of RW or Newco to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder. The delivery of any notice pursuant to this Section 6.07 shall not be deemed to (a) modify the representations or warranties herein of the party delivering that notice, or any other party, which modification may be made only pursuant to Section 6.08, (b) modify the conditions set forth in Article VII or
(c) limit or otherwise affect the remedies available hereunder to the party receiving that notice.

         Section 6.08. Supplemental Information. Each of the Company and the Stockholders, on the one hand, and RW, on the other, agrees that, with respect to the representations and warranties of that party contained in this Agreement, that party will have the continuing obligation (except to the extent otherwise provided in Section 6.07) until the Delivery Date to provide the other promptly with such additional supplemental Information (collectively, the "Supplemental Information"), in the form of (a) amendments to then existing Schedules or (b) additional Schedules, as would be necessary, in the light of the circumstances, conditions, events and states of facts then known to the Company or any Stockholder, or RW, as the case may be, to make each of those representations and warranties true and correct as of the Delivery Date and on the IPO Closing Date. For purposes only of determining whether the conditions to the obligations of each party hereto have been satisfied, and not for any purpose under Article IX, the Schedules as of the Delivery Date and on the IPO Closing Date shall be deemed to be the Schedules as of the date hereof, as amended or supplemented by the Supplemental Information provided to RW, on the one hand, and the Company and the Stockholders, on the other, prior to the Delivery Date pursuant to this
Section 6.08; provided, however, that if the Supplemental Information so provided discloses the existence of circumstances, conditions, events or states of facts which, in any combination thereof, (a) have had a Material Adverse Effect on the Company or RW or (b) are having or will have a Material Adverse Effect on the Company, the Surviving Corporation or RW, as the case may be, the other party will be entitled either (i) to terminate this Agreement or (ii) to treat as Indemnified Losses for all purposes of Article IX (which treatment will not prejudice the right of RW or any Stockholder, as the case may be, under
Article IX to contest Damage Claims made by the other in respect of those Indemnified Losses) all Damages to the Company or the Surviving Corporation or RW, as the case may be, which are attributable to the circumstances, conditions, events and states of facts first disclosed herein after the date hereof in the Supplemental Information. RW will provide the Company with copies of the Registration

Statement, including all pre- and post-effective amendments thereto, promptly after the filing thereof with the SEC under the Securities Act.

         Section 6.09. Cooperation in Connection with the IPO. The Company and the Stockholders will (a) provide RW and the Underwriter with all the Information concerning the Company or any of the Stockholders which is reasonably requested by RW and the Underwriter from time to time in connection with effecting the IPO and (b) cooperate with RW and the Underwriter and their respective Representatives in the preparation and amendment of the Registration Statement (including the Financial Statements) and in responding to the comments of the SEC staff, if any, with respect thereto. The Company and each Stockholder agree promptly to (a) advise RW if, at any time during the period in which a prospectus relating to the IPO is required to be delivered under the Securities Act, any information contained in the then current Registration Statement prospectus concerning the Company or the Stockholders becomes incorrect or incomplete in any material respect and (b) provide RW with the information needed to correct or complete that information.

         Section 6.10. Additional Financial Statements. The Company will furnish to RW:

         (a) as soon as available and in any event within 30 days after the end of each of the Company's fiscal quarters which ends prior to the IPO Pricing Date, an unaudited consolidated balance sheet of the Company and the Company Subsidiaries as of the end of that fiscal quarter and the related consolidated statements of income or operations, cash flows and stockholders' or other owners' equity for that fiscal quarter and for the period of the Company's fiscal year ended with that quarter, in each case (i) setting forth in comparative form the figures for the corresponding portion of the Company's previous fiscal year and (ii) prepared in accordance with GAAP applied on basis consistent (A) throughout the periods indicated (excepting footnotes) and (B) with the basis on which the Initial Financial Statements including the Current Balance Sheet were prepared; and

         (b) if requested by RW in connection with any amendment of the Registration Statement and promptly following any such request, such summary consolidated operating or other financial information of the Company and the Company Subsidiaries as of the end of either the first or second fiscal month in any of the Company's fiscal quarters as RW may request.

         Section 6.11. Termination of Plans. If requested by RW, the Company will, or will cause the applicable Company Subsidiary to, if permitted by all applicable Governmental Requirements to do so, terminate each Plan identified by RW as a "Plan To Be Terminated" prior to the Effective Time.

         Section 6.12. Disposition of Unwanted Assets. At or prior to the Delivery Date, the Company will make all arrangements and take all such actions as are necessary and satisfactory to RW to dispose, prior to the Effective Time, of those assets of it or of one or more of the Company Subsidiaries which are listed in Schedule 6.12.

         Section 6.13. HSR Act Matters. If RW shall determine that filings pursuant to and under the HSR Act are necessary or appropriate in connection with the effectuation of the Merger or the consummation of the acquisitions contemplated by the Other Agreements, and advises the Company in writing of that determination, the Company promptly will compile and file under the HSR Act such information respecting it as the HSR Act requires of an Entity to be acquired, and the expiration or termination of the applicable waiting period and any extension thereof under the HSR Act shall be deemed a condition precedent set forth in Section 7.01(a)(ii).

         Section 6.14. Conduct of Business by RW Pending Closing. From the date hereof and until the Effective Time, RW will not, without prior written consent of the Company, which consent will not be unreasonably withheld:

                       (a) make any change in its Charter Documents;

                       (b) issue any of its Capital Stock, enter into an
                  agreement for the issuance of any of its Capital Stock (except in connection with the IPO) or issue or otherwise create any of its Derivative Securities;

                       (c) make any Restricted Payment;

                       (d) make any investments in the Capital Stock,
                  Derivative Securities or Indebtedness or any Person; or

                       (e) increase or commit or promise to increase the
                  Cash Compensation payable to any officer; director, stockholder, employee or agent, consultant or independent contractor of RW or make any discretionary bonus or management fee payment to any such Person.

         Section 6.15. RW Corporate Expenses. The Company agrees to continue to contribute to the interim monthly corporate budget of RW (which budget shall be equal to $33,000 per month until the IPO Closing Date) on a pro rata basis.

                                   ARTICLE VII

             THE CLOSING AND CONDITIONS TO DELIVERY AND CONSUMMATION

         Section 7.01.  Conditions to the Obligations of Each Party.

         (a) The obligation of each party hereto to take the actions contemplated to be taken by that party at the Delivery Date is subject to the satisfaction of each of the following conditions on or before the date of the Delivery Date:

                  (i) No Litigation. No Litigation shall be pending on the date of the Closing to restrain, prohibit or otherwise interfere with, or to obtain material damages or other relief from RW or the Surviving Corporation in connection with, the consummation of the Merger or the IPO;

                  (ii) Governmental Approvals. All Governmental Approvals, including those required under the HSR Act (other than the acceptance for filing of the Certificates of Merger) required to be obtained by any of the Company, RW and Newco in connection with the consummation of the Merger and the IPO shall have been obtained; and

                  (iii) The Registration Statement.

                        (A) The Registration Statement, as amended to cover
                  the offering, issuance and sale by RW of such number of shares of RW Common Stock at the IPO Price (which need not be set forth in the Registration Statement when it becomes effective under the Securities Act) as shall yield aggregate cash proceeds to RW from that sale (net of the Underwriter's discount or commissions) in at least the amount (the "Minimum Cash Amount") that is sufficient, when added to the funds, if any, available from other sources (if any, and as set forth in the Registration Statement when it becomes effective under the Securities Act) (the "Other Financing Sources") to enable RW to pay or otherwise deliver on the IPO Closing Date (1) the total cash portion of the Merger Consideration then to be delivered pursuant to Section 2.04, (2) the total cash portion of the Merger or other acquisition consideration then to be delivered pursuant to the Other Agreements as a result of the consummation of the Merger or other acquisition transactions contemplated thereby and (3) the total amount of Indebtedness of the Founding Companies and RW which the Registration Statement discloses at the time it becomes effective under the Securities Act will be repaid on the IPO Closing Date with proceeds received by RW from the IPO and the Other Financing Sources, shall have been declared effective under the Securities Act by the SEC;

                       (B) no stop order suspending the effectiveness of the
                  Registration Statement shall have been issued by the SEC, and the SEC shall not have initiated or threatened to initiate Litigation for that purpose; and

                       (C) the Underwriter shall have agreed in writing (the
                  "Underwriting Agreement," which term includes the related pricing agreement, if any) to purchase from RW on a firm commitment basis for resale to the public initially at the IPO Price, subject to the conditions set forth in the Underwriting Agreement, such number of shares of RW Common Stock covered by the Registration Statement as, when multiplied by the price per share of RW Common Stock to be paid by the Underwriter to RW pursuant to the Underwriting Agreement, shall equal at least the Minimum Cash Amount.

                  (iv) Additional Approval. Any consent of Spie Group, Inc., as successor by merger to Comstock Group, Inc. ("CGI"), required to be obtained pursuant to that certain Indemnity and Cooperation Agreement dated as of April 3, 1997 by and among Spie Enertrans S.A., CGI, L.K. Comstock & Company, Inc. and LKC Acquisition Corp. shall have been obtained, provided that Comstock shall use its best efforts to obtain any such required consent.

         (b) The obligation of each party hereto with respect to the actions to be taken on the IPO Closing Date is subject to the satisfaction on that date of each of the following conditions:

                  (i) No Litigation. No Litigation shall be pending on the IPO Closing Date to restrain, prohibit or otherwise interfere with, or to obtain material damages or other relief from RW or the Surviving Corporation in connection with, the consummation of the Merger or the IPO;

                  (ii) Governmental Approvals. All Governmental Approvals required to be obtained by the Company, RW and Newco in connection with the consummation of the Merger and the IPO shall have been obtained;

                  (iii) Closing of the IPO. RW shall have issued and sold shares of RW Common Stock to the Underwriter in accordance with the Underwriting Agreement for initial resale at the IPO Price.

         Section 7.02. Conditions to the Obligations of the Company and the Stockholders. The obligations of the Company and each Stockholder with respect to actions to be taken by them at or before the Delivery Date and the actions to be taken on the IPO Closing Date are subject to the satisfaction, or the written waiver by the Company on behalf of itself and each Stockholder pursuant to
Section 11.05 on or before the Delivery Date of, in addition to the conditions specified in Section 7.02 (a) or 7.02 (b), as applicable, (i) all the conditions set forth in Section 7.01(b), if any, and (ii) all the following conditions:

         (a) Representations and Warranties. All the representations and warranties of RW and Newco in Article V (as supplemented as provided herein) shall be true and correct as of the IPO Closing Date as though made at that time;

         (b) Delivery of Documents. RW shall have delivered to the Company:

                      (i) an RW officer's certificate respecting the representations and warranties of RW and Newco in Article V and compliance with the covenants of RW and Newco in Article VI and in the form attached hereto as Exhibit G;

                      (ii) opinions dated the IPO Closing Date and addressed to the Company and the Stockholders from Counsel for RW and Newco substantially in the form attached hereto as Exhibit H;

                      (iii) a certificate of the secretary or any assistant secretary of RW in the form thereof (without attachments thereto) attached as an exhibit to the Closing Memorandum and respecting, and to which is attached, (a) the Charter Documents of RW and Newco (certified by the Secretary of State of the State of Delaware in the case of the certificates of incorporation included therein); (b) the resolutions of the boards of directors of RW and Newco respecting the Transaction Documents and the transactions contemplated thereby; (c) a certificate respecting the incumbency and true signatures of the RW and Newco officers who execute the Transaction Documents on behalf of RW and Newco, respectively; (d) a specimen certificate evidencing shares of RW Common Stock; (e) the prospectus included in the Registration Statement when it became effective; and (f) a facsimile copy of the Underwriting Agreement as executed and delivered by RW and the Underwriter;

                      (iv) Employment Agreements with those individuals listed on Exhibit A hereto shall have been duly executed and delivered by each such Stockholder, the Company and RW;

                      (v) the Escrow Agreement duly executed and delivered by RW;

                      (vi) a certificate, dated as of a Current Date, duly issued by the Secretary of State of the State of Delaware, showing RW to be in good standing and authorized to do business in that State; and

                      (vii) (a) the duly executed agreement of IPO Development Company stating that it shall not engage in any roll-up or similar transaction of any kind with respect to Persons involved in any industry related to the Business or the roadway construction business and (b) releasing RW, the Company, the Stockholders and each Other Founding Company from obligations arising prior to the date of this Agreement.

         Section 7.03.  Conditions to the Obligations of RW and Newco.

         (a) The obligations of RW and Newco with respect to actions to be taken by them at or before the Delivery Date are subject to the satisfaction on or before the Delivery Date of, in addition to the conditions specified in Section
7.02 (a), (i) all the conditions set forth in Section 7.01(c), if any, and (ii) all the following conditions:

                      (i)  Representations and Warranties. All the
         representations and warranties of the Stockholders and the Company in Articles III and IV (as supplemented as provided herein) shall be true and correct as of the Closing as though made at that time;

                      (ii) Delivery of Documents. The Stockholders and the Company shall have delivered to RW:

                           (A) a Company officer's certificate, signed by a
                      Responsible Officer, respecting the representations and warranties of the Stockholders and the Company in Articles III and IV and compliance with the covenants of the Stockholders and the Company in Article VI and in the form attached hereto as Exhibit I;

                           (B) opinions dated the IPO Closing Date and addressed
                      to RW from Counsel for the Company and the Stockholders substantially in the form attached hereto as Exhibit J;

                           (C) a certificate of the secretary or any assistant
                      secretary of the Company in the form thereof (without attachments thereto) attached as an exhibit to the Closing Memorandum and respecting, and to which is attached, (a) the Charter Documents of the Company; (b) the resolutions of the board of directors of the Company respecting the Transaction Documents and the transactions contemplated thereby; and (c) a certificate respecting the incumbency and true signatures of the Responsible Officers who execute the Transaction Documents on behalf of the Company;

                           (D) from each Stockholder, a General Release duly
                      executed and delivered by that Stockholder;

                           (E) the Escrow Agreement duly executed and delivered
                      by each Stockholder;

                           (F) from each Stockholder, an executed certificate to
                      the effect that no withholding is required under Section 1445 of the Code, in the form of Exhibit K, with the blanks appropriate filled;

                           (G) for each of the Company and the Company
                      Subsidiaries, a certificate, dated as of a Current Date, duly issued by the appropriate Governmental Authorities in its Organization State and, unless waived by RW, in each other jurisdiction listed for it in Schedule 4.02, showing it to be in good standing and authorized to do business in its Organization State and those other jurisdictions and that all state franchise and/or income tax returns and taxes due by it in its

             Organization State and those other jurisdictions for all periods prior to the Closing have been filed and paid; and

                  (H) a Noncompetition Agreement executed by AllTrack, Inc. in a form reasonably acceptable to the Board of Directors of RW.

         (b) The obligations of RW and Newco with respect to the actions to be taken on the IPO Closing Date are subject to the satisfaction on that date of
(i) all the conditions set forth in Section 7.01(d), if any, and (ii) the condition that all the representations and warranties of the Stockholders and the Company in Articles III and IV (as supplemented as provided herein) shall be true and correct as of the IPO Closing Date as though made on that date.

                                  ARTICLE VIII

                     COVENANTS FOLLOWING THE EFFECTIVE TIME

         Section 8.02. Disclosure. If, subsequent to the IPO Pricing Date and prior to the 25th day after the date of the Final Prospectus, any Stockholder becomes aware of any fact or circumstance which would change (or, if after the Effective Time, would have changed) a representation or warranty of the Company or any Stockholder in this Agreement or would affect any document delivered pursuant hereto in any Material respect, that Stockholder will promptly give notice of that fact or circumstance to RW.

         Section 8.03. Preparation and Filing of Tax Returns. (a) After the Effective Time, the Stockholders of each Founding Company that has elected to be treated as a Subchapter S corporation shall prepare at their sole cost and expense, all short year federal, state, county, local and foreign tax returns required by law for the Company for the period beginning with the first day of the Company's fiscal year in which the IPO Closing occurs and ending with the IPO Closing Date. Each such return shall be prepared in a financially responsible and conservative manner and shall be delivered to RW together with all necessary supporting schedules within 90 days following the IPO Closing Date for its approval. RW shall cause such returns to be signed and timely filed with the appropriate authorities.

         (b) Each party hereto will, and will cause its Affiliates to, provide to each of the other parties hereto such cooperation and information as any of them reasonably may request in filing any Return, amended Return or claim for refund, determining a liability for Taxes or a right to refund of Taxes or in conducting any audit or other proceeding in respect of Taxes. This cooperation and information shall include providing copies of all relevant portions of the relevant Returns, together with such accompanying schedules and work papers, documents relating to rulings or other determinations by Taxing Authorities and records concerning the ownership and Tax bases of property as are relevant which a party possesses. Each party will make its employees, if any, reasonably available on a mutually convenient basis at its cost to provide an explanation of any documents or information so provided. Subject to the preceding sentence, each party required to file

Returns pursuant to this Agreement shall bear all costs attributable to the preparation and filing of those Returns.

         Section 8.04. Directors. Immediately following the Effective Time, each of RW and the Stockholders will use commercially reasonable efforts to cause Scott D. Brace, Steve Goggin, John Kennedy and Lambertus L. Tameling to be elected to the Board of Directors of RW. The Board of Directors of RW shall consist of a maximum of nine members and shall be divided into three classes of directors, the first of which shall serve for an initial one-year term, the second of which shall serve for an initial two-year term and the third of which shall serve for an initial three-year term. Mr. Kennedy shall initially be elected for a one-year term, Messrs. Goggin and Tameling shall initially be elected for two-year terms and Mr. Brace shall initially be elected for a three-year term. Following the initial term, all directors of RW shall serve for three-year terms.

         Section 8.05. Executive Council. As of the Closing Date, the Board of Directors of RW shall cause an Executive Council to be formed which shall consist of the Chief Operating Officer of RW and the President of each Founding Company, including the Company. The Executive Council, together with the Chief Executive Officer of RW, shall have the right to select four individuals to serve initially on the Board of Directors of RW (the "Executive Council Nominees"). Upon the termination, removal or resignation of an Executive Council Nominee for any reason, the Executive Council shall have the right to recommend to the Board of Directors of RW a new Executive Council Nominee to fill such vacancy.

         Section 8.06. Removal of Guaranties. At or within 60 days following the Effective Time, RW will cause the Stockholder Guaranties listed on Schedule 8.06 to be terminated, all of which are for the benefit of the Company.

         Section 8.07. Reports Under the Exchange Act. RW shall use commercially reasonable efforts to make all required filings under the Exchange Act on a timely basis as may be necessary to permit the Stockholders to avail themselves of the provisions of Rule 144 promulgated under the Securities Act at such time as Rule 144 shall become available to the Stockholders.

         Section 8.08. Electrical Unions. From and after the Effective Time, each Founding Company shall, and RW agrees to use commercially reasonable efforts to cause each Founding Company to, use only electrical workers represented by the International Brotherhood of Electrical Workers ("IBEW") or by unions with affiliate agreements with the IBEW for work of the kind within the jurisdiction of the IBEW in that trade in those locations in which sufficient IBEW workers are available.

         Section 8.09. IPO Deliveries. The Company will deliver to the Underwriter on the IPO Closing Date such certificates and other documents reasonably required pursuant to the Underwriting Agreement.

         Section 8.10. Market Capitalization. RW shall notify the Stockholders of all of the Founding Companies promptly if, at any time, RW believes that the market capitalization of RW immediately following consummation of the IPO and the Combination will be less than $215 million. If after receipt of such notice the Stockholders determine that upon such occurrence they would terminate this Agreement pursuant to Section 12.01(a)(vi), they shall give prompt notice of such determination, in writing to RW, provided, however, that such notice shall not be effective if received after 9:00 a.m. on the IPO Pricing Date.

         Section 8.11. Accuracy of Registration Statement. RW shall provide to each Stockholder (a) a copy of the registration statement that is initially filed with the SEC (the "Initial Registration Statement"), (b) a copy of the preliminary prospectus and (c) a copy of the Registration Statement (which shall be identical with respect to information about the Company in all material respects to the Registration Statement that is declared effective by the SEC) prior to the SEC's declaring the Registration Statement effective. Following receipt of each of the Initial Registration Statement and the Preliminary Prospectus, each Primary Stockholder shall deliver a written representation to RW that the information relating to the Company that is contained in such document is true and complete in all material respects and, to the extent that it cannot make such representation, such Primary Stockholder will provide RW with written information necessary to update such document so that it can make such representation.

                                   ARTICLE IX

                                 INDEMNIFICATION

         Section 9.02. Survival of Representations and Warranties. All the provisions of this Agreement will survive the Delivery Date and the Effective Time indefinitely notwithstanding any investigation at any time made by or on behalf of any party hereto or the provision of any Supplemental Information pursuant to Section 6.08, provided that the representations and warranties set forth in Articles IV, V and VI and in any certificate delivered in connection herewith with respect to any of those representations and warranties will terminate and expire on the second anniversary of the date of this Agreement, except as follows: (a) the representations and warranties of the Stockholders which relate expressly or by necessary implication to Taxes, ERISA or other employment or labor matters or the Governmental Requirements referred to in clause (iii) of Section 9.03(a) will survive until the expiration of the applicable statutes of limitations (including all periods of extension and tolling); (b) the representations and warranties of the Stockholders which relate expressly or by necessary implication to the environment or Environmental Laws will survive for a period of five years from the Effective Time; and (c) the representations and warranties of the Company will terminate and expire at the Effective Time. After a representation and warranty has terminated and expired, no indemnification will or may be sought pursuant to this Article IX on the basis of that representation and warranty by any Person who would have been entitled pursuant to this Article IX to indemnification on the basis of that representation and warranty prior to its termination and expiration, provided that, in the case of each representation and warranty that will terminate and expire as provided in this Section 9.02, no claim presented in writing for indemnification pursuant to this Article IX on the basis of that representation and warranty prior to its termination and expiration will be affected in any way by that termination and expiration.

         Section 9.03.  Indemnification of RW Indemnified Parties.

         (a) Subject to the applicable provisions of Sections 9.02 and 9.07, the Primary Stockholders covenant and agree that they, jointly and severally, will indemnify each RW Indemnified Party against, and hold each RW Indemnified Party harmless from and in respect of, all Damage Claims that arise from, are based on, arise out of or are attributable to (i) any breach of the representations and warranties of the Stockholders or the Company set forth herein (other than in Article III) or in certificates delivered in connection herewith (other than in respect of certificates relating only to the representations and warranties in Article III); (ii) the nonfulfillment of any covenant or agreement on the part of the Stockholders or the Company under this Agreement (other than Article
X); (iii) any provision of any Environmental Law and (A) any act or omission of the Company or any Company Subsidiary or their respective employees, agents or representatives or (B) the ownership, use, control or operation on or prior to the Closing of any facility, site, area or property used in the business of the Company or any Company Subsidiary (whether currently or previously owned or leased by the Company or a Company Subsidiary), including, without limitation, Damage Claims arising from any release of Hazardous Materials or off-site shipment of any Hazardous Materials at or from any such facility, site, area or property; or (iv) any liability under the Securities Act, the Exchange Act or other applicable Governmental Requirement which arises out of or is based on (A) any untrue statement or alleged untrue statement of a material fact relating to the Company and the Company Subsidiaries, or any of them, which is (1) contained in any preliminary prospectus relating to the IPO, the Registration Statement or any prospectus forming a part thereof, or any amendment thereof or supplement thereto (each, an "IPO Document"), and (2) provided to RW or its counsel in writing by the Company or the Stockholders or (B) any omission or alleged omission to state therein a material fact relating to the Company and the Company Subsidiaries, or any of them, required to be stated therein or necessary to make the statements therein not misleading, and not provided to RW or its counsel by the Company or the Stockholders after a written request therefor (each such Damage Claim and each Damage Claim described in Section 9.03(b) being an "RW Indemnified Loss"); provided, however, that no Stockholder shall be obligated to indemnify any RW Indemnified Party against any RW Indemnified Loss to the extent that such untrue statement (or alleged untrue statement) was made in, or such omission (or alleged omission) occurred in, any preliminary prospectus and the Stockholder timely provided, in writing, corrected or the necessary additional information to RW and its counsel for inclusion in the Final Prospectus.

         (b) Each Stockholder, severally and not jointly with any other Person, covenants and agrees that he will indemnify each RW Indemnified Party against, and hold each RW Indemnified Party harmless from and in respect of, all Damage Claims that arise from, are based on or relate or otherwise are attributable to
(i) any breach of the representations and warranties of that Stockholder solely as to that Stockholder set forth in Article III or in certificates delivered by that Stockholder and relating to those representations and warranties, (ii) the nonfulfillment of any several, and not joint and several, agreement on the part of that Stockholder under Article X of this Agreement or (iii) any liability under the Securities Act, the Exchange Act or other applicable Governmental Requirement which arises out of or is based on (A) any untrue statement or alleged untrue statement of a material fact relating solely to that Stockholder which is (1) contained in any IPO Document, and (2) provided to RW or its counsel by that Stockholder (as represented by the Company pursuant to Section 8.11), or (B) any omission or alleged omission to state therein a material fact relating solely to that Stockholder required to be stated therein or necessary to make the statements therein not misleading, and not provided to RW or its counsel by that Stockholder (as represented by the Company pursuant to Section 8.11); provided, however, that no Stockholder shall be obligated to indemnify any RW Indemnified Party against any RW Indemnified Loss to the extent that such untrue statement (or alleged untrue statement) was made in, or such omission (or alleged omission) occurred in, any preliminary prospectus and the Stockholder timely provided, in writing, corrected or the necessary additional information to RW and its counsel for inclusion in the Final Prospectus.

         Section 9.04. Indemnification of Stockholder Indemnified Parties. RW covenants and agrees that it will indemnify each Stockholder Indemnified Party against, and hold each Stockholder Indemnified Party harmless from and in respect of, all Damage Claims that arise from, are based on or are attributable to (i) any breach by RW or Newco of their representations and warranties set forth herein or in their certificates delivered to the Company or the Stockholders in connection herewith, (ii) the nonfulfillment of any covenant or agreement on the part of RW or Newco under this Agreement (each such Damage Claim being a "Stockholder Indemnified Loss"); or (iii) any liability under the Securities Act, the Exchange Act or other applicable Governmental Requirement which arises out of or is based on (A) any untrue statement or alleged untrue statement of a material fact relating to RW, Newco or any of the Other Founding Companies contained in any IPO Document, or (B) any omission or alleged omission to state therein a material fact relating to RW, Newco or any of the Other Founding Companies, or any of them, required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances under which they were made.

         Section 9.05.  Conditions of Indemnification.

         (a) All claims for indemnification under this Agreement shall be asserted and resolved as follows in this Section 9.05. The provisions of Article IX shall be the sole manner by which the Indemnified Party shall assert any claim against the Indemnifying Party that does not involve a Third Party Claim, including without limitation any claim for breach of this Agreement.

         (b) A party claiming indemnification under this Agreement (an "Indemnified Party") shall promptly (i) notify the party from whom indemnification is sought (the "Indemnifying Party") of any third-party claim or claims asserted against the Indemnified Party ("Third Party Claim") that could give rise to a right of indemnification under this Agreement and (ii) transmit to the Indemnifying Party a written notice ("Claim Notice") describing in reasonable detail the nature of the Third Party Claim, a copy of all papers served with respect to that claim (if any), an estimate of the amount of damages attributable to the Third Party Claim to the extent feasible (which estimate shall not be conclusive of the final amount of such claim) and the basis for the Indemnified Party's request for indemnification under this Agreement. Except as set forth in Section 9.02, the failure to promptly deliver a Claim Notice shall not relieve the Indemnifying Party of its obligations to the Indemnified Party with respect to the related Third Party Claim except to the extent that the resulting delay is materially prejudicial to the defense of that claim. Within 15 days after receipt of any Claim Notice (the "Election Period"), the Indemnifying Party shall notify the Indemnified Party
(i) whether the Indemnifying Party disputes its potential liability to the Indemnified Party under this Article IX with respect to that Third Party Claim and (ii) if the Indemnifying Party does not dispute its potential liability to the Indemnified Party with respect to that Third Party Claim, whether the Indemnifying Party desires, at the sole cost and expense of the Indemnifying Party, to defend the Indemnified Party against that Third Party Claim.

         (c) If the Indemnifying Party does not dispute its potential liability to the Indemnified Party and notifies the Indemnified Party within the Election Period that the Indemnifying Party elects to assume the defense of the Third Party Claim, then the Indemnifying Party shall have the right to defend, at its sole cost and expense, that Third Party Claim by all appropriate proceedings, which proceedings shall be prosecuted diligently by the Indemnifying Party to a final conclusion or settled at the discretion of the Indemnifying Party in accordance with this Section 9.05(c) and the Indemnified Party will furnish the Indemnifying Party with all information in its possession with respect to that Third Party Claim and otherwise cooperate with the Indemnifying Party in the defense of that Third Party Claim; provided, however, that the Indemnifying Party shall not enter into any settlement with respect to any Third Party Claim that purports to limit the activities of, or otherwise restrict in any way, any Indemnified Party or any Affiliate of any Indemnified Party without the prior consent of that Indemnified Party (which consent may be withheld in the sole discretion of that Indemnified Party). The Indemnified Party is hereby authorized, at the sole cost and expense of the Indemnifying Party, to file, during the Election Period, any motion, answer or other pleadings that the Indemnified Party shall deem necessary or appropriate to protect its interests or those of the Indemnifying Party. The Indemnified Party may participate in, but not control, any defense or settlement of any Third Party Claim controlled by the Indemnifying Party pursuant to this Section 9.05(c) and will bear its own costs and expenses with respect to that participation; provided, however, that if the named parties to any such action (including any impleaded parties) include both the Indemnifying Party and the Indemnified Party, and the Indemnified Party has been advised by counsel that there may be one or more legal defenses available to it which are different from or additional to those available to the Indemnifying Party, then the Indemnified Party may employ separate counsel at the expense of the Indemnifying Party (provided that such expenses are reasonable), and, on its written notification of that employment, the Indemnifying Party shall not have the right to assume or continue the defense of such action on behalf of the Indemnified Party.

         (d) If the Indemnifying Party (i) within the Election Period (A) disputes its potential liability to the Indemnified Party under this Article IX,
(B) elects not to defend the Indemnified Party pursuant to Section 9.05(c) or
(C) fails to notify the Indemnified Party that the Indemnifying Party elects to defend the Indemnified Party pursuant to Section 9.05(c) or (ii) elects to defend the Indemnified Party pursuant to Section 9.05(c) but fails diligently and promptly to prosecute or settle the Third Party Claim, then the Indemnified Party shall have the right to defend, at the sole cost and expense of the Indemnifying Party (provided that such expenses are reasonable) (if the Indemnified

Party is entitled to indemnification hereunder), the Third Party Claim by all appropriate proceedings, which proceedings shall be promptly and vigorously prosecuted by the Indemnified Party to a final conclusion or settled. The Indemnified Party shall have full control of such defense and proceedings. Notwithstanding the foregoing, if the Indemnifying Party has delivered a written notice to the Indemnified Party to the effect that the Indemnifying Party disputes its potential liability to the Indemnified Party under this Article IX and if such dispute is resolved in favor of the Indemnifying Party, the Indemnifying Party shall not be required to bear the costs and expenses of the Indemnified Party's defense pursuant to this Section 9.05 or of the Indemnifying Party's participation therein at the Indemnified Party's request, and the Indemnified Party shall reimburse the Indemnifying Party in full for all reasonable costs and expenses of such litigation. The Indemnifying Party may participate in, but not control, any defense or settlement controlled by the Indemnified Party pursuant to this Section 9.05(d), and the Indemnifying Party shall bear its own costs and expenses with respect to such participation.

         (e) In the event any Indemnified Party should have a claim against any Indemnifying Party hereunder that does not involve a Third Party Claim, the Indemnified Party shall transmit to the Indemnifying Party a written notice (the "Indemnity Notice") describing in reasonable detail the nature of the claim, an estimate of the amount of Damages attributable to that claim to the extent feasible (which estimate shall not be conclusive of the final amount of such claim) and the basis of the Indemnified Party's request for indemnification under this Agreement. If the Indemnifying Party does not notify the Indemnified Party within 15 days from its receipt of the Indemnity Notice that the Indemnifying Party disputes such claim, the claim specified by the Indemnified Party in the Indemnity Notice shall be deemed a liability of the Indemnifying Party hereunder. If the Indemnifying Party has timely disputed the validity of such claim, as provided above, such dispute shall be resolved by arbitration in accordance with Section 11.15 if the parties do not reach a settlement of such dispute within 30 days after notice of a dispute is given.

         (f) Payments of all amounts owing by an Indemnifying Party pursuant to this Article IX relating to a Third Party Claim shall be made within 30 days after the latest of (i) the settlement of that Third Party Claim, (ii) the expiration of the period for appeal of a final adjudication of that Third Party Claim or (iii) the expiration of the period for appeal of a final adjudication of the Indemnifying Party's liability to the Indemnified Party under this Agreement. Payments of all amounts owing by an Indemnifying Party pursuant to
Section 9.05(e) shall be made within 30 days after the later of (i) the expiration of the 30-day Indemnity Notice period or (ii) the expiration of the period for appeal of a final adjudication of the Indemnifying Party's liability to the Indemnified Party under this Agreement.

         (g) Subject to the terms of the Escrow Agreement, any and all claims owed by the Company to an RW Indemnified Party shall be satisfied first by the transfer by the Escrow Agent to RW to shares of RW Common Stock of each Stockholder then held in escrow and any and all claims owed by any Stockholder to an RW Indemnified Party shall be satisfied first by the transfer by the Escrow Agent to RW of shares of RW Common Stock of such Stockholder then held in escrow. In the event that a Stockholder at any time or from time to time wants to replace any such escrowed shares of RW Common Stock with cash, such Stockholder may do so by replacing any one share of RW Common Stock with an amount of cash equal to the IPO Price. In the event that (i) any payments are not made in a timely manner pursuant to this section or (ii) the amounts remaining in escrow are insufficient to satisfy such claims, RW shall have the right to withhold any amounts otherwise due to the stockholders in order to satisfy such payment obligation. No claims shall be paid pursuant to this Section 9.05(g) until there has been a final adjudication with respect to the amount of any such claims.

         (h) In the event that a dispute shall arise between the parties in connection with the validity of any claim made pursuant to this Article IX, the parties shall attempt to negotiate among themselves in good faith to resolve the dispute consensually. If the dispute cannot be resolved informally with 30 days, either party shall have the right (a) to notify the other that it will apply to have the dispute resolved by an arbitrator appointed in accordance with the Commercial Rules of the American Arbitration Association and (b) to request that a hearing be held to resolve the controversy within 30 days after the filing of said application or as soon thereafter as reasonably practicable. The decision of the arbitrator shall be binding upon the parties, and judgment on any award rendered may be entered in any court of competent jurisdiction. The costs of arbitration shall be divided equally between the parties thereto, unless the arbitrator shall determine otherwise.

         Section 9.06. Remedies Not Exclusive. The remedies provided in this Agreement shall not be exclusive of any other rights or remedies available to one party against the other, either at law or in equity.

         Section 9.07.  Limitations on Indemnification.

         (a) Notwithstanding the provisions of Section 9.03(a), neither the Company nor any of the Stockholders shall be required to indemnify or hold harmless any of the RW Indemnified Parties on account of any RW Indemnified Loss under Section 9.03(a) unless the liability of the Company and the Stockholders in respect of that RW Indemnified Loss, when aggregated with the liability of the Company and the Stockholders in respect of all RW Indemnified Losses under
Section 9.03(a), exceeds, and only to the extent the aggregate amount of all those RW Indemnified Losses does exceed, the Threshold Amount. In no event shall
(i) the aggregate joint and several liability of the Company and the Stockholders under this Agreement, including Section 9.03(a), exceed the Transaction Value or (ii) the aggregate liability of each Stockholder under this Agreement, including Sections 9.03(a) and 9.03(b), exceed the value (as of the IPO Closing Date) of the Merger Consideration received by such Stockholder. For purposes of determining the amount of RW Indemnified Losses, no effect will be given to any resulting Tax benefit to any RW Indemnified Party.

         (b) Notwithstanding the provisions of Section 9.04, RW shall not be required to indemnify or hold harmless any of the Stockholder Indemnified Parties on account of any Stockholder Indemnified Loss unless the liability of RW in respect of that Stockholder Indemnified Loss, when aggregated with the liability of RW in respect of all Stockholder Indemnified Losses, exceeds, and only to the extent the aggregate amount of all those Stockholder Indemnified Losses does exceed, the Threshold Amount. In no event shall RW be liable under this Agreement, including Section 9.04, for any amount in excess of the Transaction Value, provided, however, that the Threshold Amount shall not apply to any claim made in connection with a failure to comply with Section
8.06. For purposes of determining the amount of Stockholder Indemnified Losses, no effect will be given to any resulting Tax benefit to any Stockholder Indemnified Party.

                                    ARTICLE X

                            [Intentionally Ommitted]


                                   ARTICLE XI

                               GENERAL PROVISIONS

         Section 11.01.  Treatment of Confidential Information.

         (a) Each of RW, the Company and the Stockholders, severally and not jointly with any other Person, acknowledges that it has or may have had in the past, currently has and in the future may have access to Confidential Information of the Company and the Company Subsidiaries, the Other Founding Companies and their Subsidiaries and RW and its Subsidiaries. Each of RW, the Company and the Stockholders, severally and not jointly with any other Person, agrees that it will keep confidential all such Confidential Information furnished to it and, except with the specific prior written consent of RW will not disclose such Confidential Information to any Person except (a) Representatives of RW, (b) its own Representatives, provided that these Representatives (other than counsel) agree to the confidentiality provisions of this Section 11.01; and provided, further, that Confidential Information shall not include (i) such information which becomes known to the public generally through no fault of any Stockholder, (ii) information required to be disclosed by law or the order of any governmental authority under color of law, provided, that prior to disclosing any information pursuant to this clause (ii), each Stockholder shall, if possible, give prior written notice thereof to RW and provide RW with the opportunity to contest such disclosure, (iii) the disclosing party reasonably believes that such disclosure is required in connection with the defense of a lawsuit against the disclosing party or (iv) information RW determines it needs to disclose pursuant to the Securities Act or the Exchange Act. Nothing herein shall be construed as prohibiting RW from pursuing any other available remedy for such breach or threatened breach, including the recovery of damages.

         (b) Because of the difficulty of measuring economic losses as a result of the breach of the foregoing covenants in Section 11.01(a), and because of the immediate and irreparable damage that would be caused to RW for which it would have no other adequate remedy, each of the Company and the Stockholders agrees that RW may enforce the provisions of Section 11.01(a) by injunctions and restraining orders against each of them who breaches any of those provisions.

         (c) The obligations of RW set forth in Section 6.02(d) are incorporated in this Section 11.01 by this reference.

         (d) The obligations of the parties under this Section 11.01 shall survive the termination of this Agreement.

         Section 11.02. Exhibits and Schedules. With respect to disclosure set forth on the Exhibits and Schedules to this Agreement that are exceptions to the representations and warranties set forth in Articles III, IV and V of this Agreement, disclosure contained in any Exhibit or Schedule shall be deemed disclosure on all applicable Exhibits and Schedules.

                                    * * * * *

                                                                       EXHIBIT D

                              MERGER CONSIDERATION


         (I) Merger Consideration. The Merger Consideration that the Stockholders shall receive, in the aggregate, shall equal the Cash Company Consideration (as hereinafter defined) plus the Stock Company Consideration (as hereinafter defined).

              (A) Cash Company Consideration. The Cash Company Consideration shall equal (i) the Transaction Value multiplied by (ii) a percentage (the "Earnings Percentage"), which is set forth below for the Founding Companies multiplied by (iii) 33% (the "Cash Company Consideration"). With respect to Comstock only, the Cash Company Consideration shall be paid by delivery of a promissory note, which shall be repaid by RW on the IPO Closing Date with the proceeds of the IPO.

              (B) Stock Company Consideration. The Stock Company
Consideration shall consist of Company Net Worth Stock and Company Pool Stock (collectively, the "Stock Company Consideration"), as adjusted pursuant to
Section IV of this Exhibit D. The Company Net Worth Stock shall be that number of shares of RW Common Stock determined by dividing (i) Defined Net Worth by the IPO Price. The Company Pool Stock shall be that number of shares of RW Common Stock determined by (i) multiplying the Pool Stock by (ii) the Earnings Percentage and dividing the result by the IPO Price. The Pool Stock shall be that number of shares of RW Common Stock equal to (i) the Transaction Value minus (ii) the aggregate Cash Company Consideration delivered to the Stockholders of all of the Founding Companies at the IPO Closing Date minus
(iii) the value of the aggregate Defined Net Worth of all of the Founding Companies. A portion of the Stock Company Consideration may be sold in accordance with Section III of this Exhibit D.

         (II) Stockholder Consideration.

              (A) All Accredited Investors. If all of the Stockholders are "accredited investors" as defined in Rule 501(a) promulgated under the Securities Act, (A) the portion of the Cash Company Consideration which each Stockholder shall be entitled to receive shall equal (i) the Cash Company Consideration divided by (ii) the number of shares of Company Common Stock issued and outstanding immediately prior to the Effective Time multiplied by
(iii) the total number of shares of Company Common Stock held by the Stockholder immediately prior to the Effective Time as set forth on Schedule 3.02 and (B) the number of shares of RW Common Stock to which each Stockholder shall be entitled shall equal (i) (A) the Stock Company Consideration minus (B) the Company Indebtedness divided by the IPO Price, divided by (ii) the number of shares of Company Common Stock issued and outstanding immediately prior to the Effective Time multiplied by (iii) the total number of shares of Company Common Stock held by the Stockholder immediately prior to the Effective Time as set forth on Schedule 3.02.

               (B) Nonaccredited Investors. If the Company has investors that fail to qualify as "accredited investors" as defined in Rule 501(a) promulgated under the Securities Act (the "Nonaccredited Stockholders"), (A) the portion of the Cash Company Consideration which each Nonaccredited Stockholder shall be entitled to receive shall equal (i) the Merger Consideration less the Company Indebtedness divided by (ii) the number of shares of Company Common Stock issued and outstanding immediately prior to the Effective Time multiplied by the aggregate number of shares of Company Common Stock held by the Nonaccredited Stockholder immediately prior to the Effective Time as set forth on Schedule
3.02 and (B) the Nonaccredited Stockholder shall not be entitled to receive any Stock Company Consideration. In connection with the IPO, such Nonaccredited Stockholders will be offered an opportunity to buy shares of RW Common Stock at the IPO Price. In addition, (A) the portion of the Cash Company Consideration which each remaining Stockholder (the "Accredited Stockholders") shall be entitled to receive shall equal (i) the Cash Company Consideration less the aggregate amount of the Merger Consideration paid to the Nonaccredited Stockholders (the "Remaining Cash Consideration") divided by (ii) the number of shares of Company Common Stock issued to the Accredited Stockholders and outstanding immediately prior to the Effective Time multiplied by (iii) the total number of shares of Company Common Stock held by the Accredited Stockholder immediately prior to the Effective Time as set forth on Schedule
3.02 and (B) the number of shares of Common Sock which each Accredited Stockholder shall be entitled to receive shall equal (i)(A) the Stock Company Consideration minus (B) the Company Indebtedness divided by the IPO Price, divided by (ii) the number of shares of Company Common Stock issued to the Accredited Stockholders and outstanding immediately prior to the Effective Time multiplied by (iii) the total number of shares of Company Common Stock held by the Accredited Stockholder immediately prior to the Effective Time as set forth on Schedule 3.02 divided by (iv) the IPO Price.

         (III) Overallotment Option. Each Stockholder agrees to (A) sell up to 15% of the shares of RW Common Stock to be received by it pursuant to this Agreement, in accordance with the terms of the Underwriting Agreement, to the extent that the overallotment option is exercised by the Underwriter pursuant to the terms of the Underwriting Agreement and (B) to execute the Underwriting Agreement on or prior to the IPO Pricing Date. The net proceeds of such sale shall be paid to each Stockholder in the same proprtion as the Pool Stock allocated to each such Stockholder.

         (IV) Adjustment. On the first anniversary of the IPO Closing Date (the "Adjustment Date"), the Merger Consideration otherwise payable in accordance with this Exhibit D shall be adjusted as follows

               (A) Determination. Within 10 days after the Adjustment Date,
RW shall notify the Founding Companies (the "Retainages Notice") of the amount of any Retainages that RW reasonably expects to be uncollectible due to a dispute which arose in connection with a breach of the relevant customer contract prior to the IPO Closing Date (the "Uncollectible Retainages"). As soon as practicable after the Adjustment Date and subject to Section (IV)(B) below, the Stockholders will transfer to the Escrow Agent the number of shares of RW Common Stock equal to (A) the value of any Company Accounts Receivable that remain unpaid as of the Adjustment Date divided by the IPO Price, in each case in the same proportion as the amount of Pool Stock allocated to such Stockholder and (B) the value of the Uncollectible Retainages divided by the IPO Price. Such shares shall become additional shares of Pool Stock (the "Additional Pool Stock") and each Founding Company shall receive a number of shares of Additional Pool Stock equal to (i) the Additional Pool Stock multiplied by (ii) the Earnings Percentage. The number of shares of RW Common Stock to be transferred to each Stockholder shall be based on the pro rata ratio of the number of shares of RW Common Stock received by each Stockholder on the IPO Closing Date to the aggregate number of shares of RW Common Stock received by all of the Stockholders on the IPO Closing Date.

               (B) Dispute Mechanism. In the event that any Founding Company disagrees with the determination of the Uncollectible Retainages of any Founding Company, the disagreeing party shall transmit to RW within 15 days of receipt of the Retainages Notice a written notice (the "Retainages Response") describing in reasonable detail the Retainages of such Founding Company that it believes to be uncollectible and the basis of such party's belief. If a Founding Company has timely sent a Retainages Response, Arthur Andersen or, if not Arthur Andersen, RW's accountant shall determine the amount of the Uncollectible Retainages, which determination shall be binding on RW and the Founding Companies.

         (V) Earnings Percentage. The Earnings Percentage for each of the Founding Companies is as follows:


Name of Founding Company                                          Earnings Percentage
------------------------                                          -------------------
Annex Railroad Builders, Inc....................................   6.746%
Mize Construction Company.......................................   0.577
Railroad Specialties, Inc.......................................   0.821
U.S. Railway Supply, Inc........................................   1.248
Comtrak Construction, Inc.......................................   1.459
Condon Brothers, Inc............................................   4.664
HP McGinley, Inc................................................   7.413
Kennedy Railroad Builders, Inc..................................   4.124
Alpha-Keystone Engineering, Inc.................................   0.470
Merit Railroad Contractors, Inc.................................   3.262
Midwest Construction Services, Inc..............................   4.285
New England Railroad Construction Co............................   5.217
Comstock Holdings Inc...........................................  38.341
Railroad Service, Inc...........................................   5.243
Minnesota Railroad Service, Inc.................................   0.458
Southern Indiana Wood Preserving Co.............................   5.229
U.S. Trackworks, Inc............................................   1.853
Northern Rail Service & Supply Co...............................   0.316
W.A. Smith Construction Co., Inc................................   2.198
W.A. Smith Rerailing Services, Inc..............................   0.234
CPI Concrete Products, Inc......................................   5.843
